Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE OF TRUST

by and between

PHEAA STUDENT LOAN TRUST I

and

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Indenture Trustee and Eligible Lender Trustee

Authorizing the Issuance of

$400,000,000
PHEAA Student Loan Trust I
Student Loan Asset-Backed Notes
Series 2004-1

Dated as of July 1, 2004

i

ii

SECOND SUPPLEMENTAL INDENTURE OF TRUST

THIS SECOND SUPPLEMENTAL INDENTURE OF TRUST (this “Supplemental Indenture”), dated as of July 1, 2004, is by and between PHEAA STUDENT LOAN TRUST I, a Delaware statutory trust (the “Issuer”), by WACHOVIA BANK OF DELAWARE, N.A., not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York corporation (together with its successors, the “Indenture Trustee”), as Indenture Trustee and Eligible Lender Trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof), and is executed by the parties hereto in connection with the issuance of the Series 2004-1 Notes;

W I T N E S S E T H:

WHEREAS, the Issuer has previously entered into an Indenture of Trust, dated as of December 1, 2003, as amended by a First Supplemental Indenture of Trust, dated as of December 1, 2003, and the First Amendment to Indenture of Trust and First Supplemental Indenture of Trust dated as of July 1, 2004 (the “Indenture”), between the Issuer and the Indenture Trustee;

WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Notes pursuant to the terms of the Indenture, including Section 2.08 thereof;

WHEREAS, the Issuer represents that it is duly created as a statutory trust under the laws of the State of Delaware and that by proper action it has duly authorized the issuance of $400,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 (the “Series 2004-1 Notes”), and it has by proper action authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Series 2004-1 Notes constitute Notes as defined in the Indenture;

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, Section 2.08 of the Indenture provides that the Issuer may from time to time issue one or more Series of Notes.  The terms of any Series of Notes are to be set forth in a Supplemental Indenture.  Pursuant to this Supplemental Indenture, the Issuer and the Indenture Trustee shall create the Series 2004-1 Notes and specify the terms thereof.  The Servicer is acknowledging this Supplemental Indenture to agree to the terms hereof applicable to the Servicer.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

All words and phrases defined in Appendix A of the Indenture shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article.  In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:

“Accrual Period” means, with respect to the Series 2004-1 Class A-1 Notes, initially, the period beginning on the Date of Issuance of the Series 2004-1 Class A-1 Notes, and ending on October 24, 2004, and thereafter, the period beginning on a Quarterly Distribution Date and ending on the day before the next Quarterly Distribution Date; and with respect to each Class of Auction Rate Notes issued pursuant to this Supplemental Indenture, means, initially, the period beginning on the Closing Date and ending on the Initial Auction Date for that Class, and thereafter, the period beginning on an Auction Rate Distribution Date for that Class and ending on the day before the next Auction Rate Distribution Date for that Class.

“Acquisition Fund” means the Acquisition Fund as described in the Indenture and this Supplemental Indenture.

“Additional Notes” means any Senior Notes, Subordinate Notes or Junior Subordinate Notes duly issued and authenticated pursuant to Section 2.08 of the Indenture and a related Supplemental Indenture at any time after the date hereof

“Auction Rate Distribution Date” means each Payment Date (as defined in Appendix A).

“Auction Rate Notes” means those notes issued by the Issuer pursuant to the Indenture and any Supplemental Indenture with respect to which the applicable Note Rate for any Accrual Period is determined in accordance with the procedures set forth in Appendix A to such Supplemental Indenture, and which includes the Series 2003-1 Class A-2 Notes, Series 2003-1 Class A-3 Notes and Series 2003-1 Class B-1 Notes, which, collectively, were issued on December 10, 2003 pursuant to that certain First Supplemental Indenture, and the Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes and Series 2004-1 Class B-1 Notes issued under this Supplemental Indenture, and any Additional Notes with respect to which the applicable Note Rate is so determined.

“Authorized Denominations” means (i) $100,000 and any additional increments of $1,000 for the LIBOR Rate Notes, and (ii) $50,000 and any integral multiple thereof for the Auction Rate Notes.

“Available Funds” means, as to a Distribution Date or any related Monthly Expense Payment Date, the sum of the following amounts for the related Collection Period or, in the case of an Auction Rate Distribution Date occurring while any LIBOR Notes remain Outstanding, the applicable portion of these amounts:

(a)  all collections received by the Servicer on the Financed Student Loans, including any Guarantee Payments received on the Financed Student Loans, but net of:

(i)  any collections in respect of principal on the Financed Student Loans applied by the Issuer to repurchase Guaranteed Student Loans from the Guarantors under the Guarantee Agreements, and

(ii)  amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers with respect to the Financed Student Loans for that Collection Period, whether or not in the form of a principal reduction of the applicable Financed Student Loan, and including Consolidation Loan rebate fees;

(b)  any Interest Subsidy Payments and Special Allowance Payments received by the Servicer or the Eligible Lender Trustee during that Collection Period for the Financed Student Loans;

(c)  all proceeds of the liquidation of defaulted Financed Student Loans that were liquidated during that Collection Period in accordance with the Servicer’s customary servicing procedures, net of expenses incurred by the Servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated Financed Student Loans, and all recoveries on liquidated Financed Student Loans that were written off in prior Collection Periods or during that Collection Period;

(d)  the aggregate purchase amounts received during that Collection Period for those Financed Student Loans repurchased by the Depositor or purchased by the Servicer or for Financed Student Loans sold to another Eligible Lender pursuant to the Servicing Agreement;

(e)  the aggregate purchase amounts received during that Collection Period for those Student Loans repurchased by the Seller;

(f)  the aggregate amounts, if any, received from the Seller, the Depositor or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Financed Student Loans pursuant to the Loan Sale Agreements or the Servicing Agreement;

(g)  amounts received by the Issuer pursuant to the Servicing Agreement during that Collection Period as to yield or principal adjustments; and

(h)  investment earnings on that Distribution Date and any interest remitted by the Indenture Trustee to the Revenue Fund prior to such Distribution Date or Monthly Expense Payment Date;

provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Acquisition Fund and the Reserve Fund, to pay the Monthly Operating Expenses and the items specified in clauses (i) and (ii) of each of Sections 4.03(d) and (e) (but excluding each clause (ii), and including clauses (iii) through (v)(B) of Section 4.03(d), in the event that a condition exists as described in either of clause (i) or (ii) of Section 2.03(d)), then Available Funds on that Distribution Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Revenue Fund, or amounts held by the Indenture Trustee, or which the Indenture Trustee reasonably estimates to be held by the Indenture Trustee, for deposit into the Revenue Fund that would have constituted Available Funds for the next succeeding Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be reduced for any amounts so applied.

“Calculation Agent” shall mean Manufacturers and Traders Trust Company.

“Carryover Amount” shall have the meaning assigned to it in Appendix A.

“Class” means those Notes, within a series, to which all the same terms and conditions apply and which can be identified by its own alpha-numeric designation (e.g. “A-1”) and which is so designated in a Supplemental Indenture.

“Class A Auction Rate Notes” shall mean the Series 2003-1 Class A-2 Notes, the Series 2003-1 Class A-3 Notes, the Series 2004-1 Class A-2 Notes, and the Series 2004-1 Class A-3 Notes, together with any Additional Notes which are Auction Rate Notes and which are issued on a parity with such Class A Auction Rate Notes.

 “Class A Auction Rate Noteholders” shall mean the holders of the Class A Auction Rate Notes.

“Class A Carryover Amount” shall mean the Carryover Amount attributable to the Class A Auction Rate Notes.

“Class A LIBOR Rate Notes” shall mean, collectively, the Series 2003-1 Class A-1 Notes and the Series 2004-1 Class A-1 Notes together with any Additional Notes which are LIBOR Rate Notes and which are issued on a parity with such Class A LIBOR Rate Notes.

“Class A Noteholders” shall mean the holders of the Class A Notes.

“Class A Noteholders’ Distribution Amount” shall mean, for any Distribution Date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount on that Distribution Date.

“Class A Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of:

(a)  the amount of interest accrued at the related Class A Note interest rates for the related Accrual Period with respect to all Class A Notes entitled to a distribution on such Distribution Date on the aggregate outstanding principal balances of the related Class A Notes on the applicable immediately preceding Distribution Date(s) after giving effect to all principal distributions made to Class A Noteholders on all preceding Distribution Dates or, in the case of the first Distribution Date for these Class A Notes, on the Closing Date, and

(b)  the Class A Note Interest Shortfall on that Distribution Date.

“Class A Noteholders’ Principal Distribution Amount” shall mean, for any Distribution Date (a) while LIBOR Rate Notes are Outstanding, an amount equal to the Principal Distribution Amount on such Distribution Date plus the Class A Note Principal Shortfall as of the close of the immediately preceding Distribution Date, and (b) once no LIBOR Rate Notes remain Outstanding, and until the date on which the Class A Auction Rate Noteholders have been paid in full, an amount equal to the Principal Distribution Amount on such Distribution Date plus the Class A Note Principal Shortfall as of the close of the immediately preceding Distribution Date less the greatest amount that can be paid as principal on the Class B Notes without reducing the Senior Parity Percentage below the Required Senior Parity Percentage or reducing the Parity Percentage below the Required Parity Percentage, with those percentages computed assuming that immediately prior to the computation, that such principal payment was actually made on the Class B Notes; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the Class A Notes.  In addition:

(a)  on the Stated Maturity of the Series 2003-1 Class A-1 Notes, the principal required to be distributed to the holders of the Series 2003-1 Class A-1 Notes will include the amount required to reduce the outstanding principal balance of the Series 2003-1 Class A-1 Notes to zero; and

(b)  on the Stated Maturity of the Series 2003-1 Class A-2 Notes, the principal required to be distributed to the holders of the Series 2003-1 Class A-2 Notes will include the amount required to reduce the outstanding principal balance of the Series 2003-1 Class A-2 Notes to zero; and

(c)  on the Stated Maturity of the Series 2003-1 Class A-3 Notes, the principal required to be distributed to the holders of the Series 2003-1 Class A-3 Notes will include the amount required to reduce the outstanding principal balance of the Series 2003-1 Class A-3 Notes to zero; and

(d)  on the Stated Maturity of the Series 2004-1 Class A-1 Notes, the principal required to be distributed to the holders of the Series 2004-1 Class A-1 Notes will include the amount required to reduce the outstanding principal balance of the Series 2004-1 Class A-1 Notes to zero; and

(e)  on the Stated Maturity of the Series 2004-1 Class A-2 Notes, the principal required to be distributed to the holders of the Series 2004-1 Class A-2 Notes will include the amount required to reduce the outstanding principal balance of the Series 2004-1 Class A-2 Notes to zero; and

(f)  on the Stated Maturity of the Series 2004-1 Class A-3 Notes, the principal required to be distributed to the holders of the Series 2004-1 Class A-3 Notes will include the amount required to reduce the outstanding principal balance of the Series 2004-1 Class A-3 Notes to zero.

“Class A Notes” shall mean, collectively, the Series 2003-1 Class A-1 Notes, the Series 2003-1 Class A-2 Notes, the Series 2003-1 Class A-3 Notes, the Series 2004-1 Class A-1 Notes, the Series 2004-1 Class A-2 Notes, and the Series 2004-1 Class A-3 Notes, together with any Additional Notes issued on a parity with the Class A Notes, and each of which shall constitute Senior Notes.

“Class A Note Interest Shortfall” means, for any Distribution Date, the sum, for all of the Class A Notes with a Distribution Date on such Distribution Date, of the excess of:

(a)  the amount of interest (excluding Carryover Amounts) that was payable on such Class A Notes on their preceding Distribution Date, over

(b)  the amount of interest actually distributed with respect to such Class A Notes on that preceding Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rates on the Class A Notes from that preceding Distribution Date to the current Distribution Date.

“Class A Note Principal Shortfall” means, as of the close of any Distribution Date, the excess of:

(a)  the Class A Noteholders’ Principal Distribution Amount on that Distribution Date, over

(b)  the amount of principal actually distributed or allocated to the Class A Noteholders on that Distribution Date.

“Class B Auction Rate Notes” shall mean the Series 2003-1 Class B-1 Notes and the Series 2004-1 Class B-1 Notes, together with any Additional Notes which are Auction Rate Notes and which are issued on a parity with such Class B Auction Rate Notes.

“Class B Auction Rate Noteholders” shall mean the holders of the Class B Auction Rate Notes.

“Class B Carryover Amount” shall mean the Carryover Amount attributable to the Class B Notes.

“Class B Noteholders” shall mean the holders of the Class B Notes.

“Class B Noteholders’ Distribution Amount” means, for any Distribution Date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount on that Distribution Date.

“Class B Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of:

(a)  the amount of interest accrued at the applicable Note Rate for the related Accrual Period on the outstanding principal balance of each Class of the Class B Notes on the immediately preceding Distribution Date, after giving effect to all principal distributions to Class B Noteholders on that immediately preceding Distribution Date, and

(b)  the Class B Note Interest Shortfall on that Distribution Date.

“Class B Note Interest Shortfall” means, for any Distribution Date, the excess of:

(a)  the Class B Noteholders’ Interest Distribution Amount on the preceding Distribution Date, over

(b)  the amount of interest actually distributed to the Class B Noteholders on that preceding Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the Class B Note interest rate from that preceding Distribution Date to the current Distribution Date.

“Class B Note Principal Shortfall” means, as of the close of any Distribution Date, the excess of:

(a)  the Class B Noteholders’ Principal Distribution Amount on that Distribution Date, over

(b)  the amount of principal actually distributed or allocated to the Class B Noteholders on that Distribution Date.

“Class B Noteholders’ Principal Distribution Amount” means:

(a)  for any Distribution Date occurring after the date on which all the principal balances of Class A LIBOR Rate Notes have been reduced to zero and before the date on which the Class A Auction Rate Noteholders have been paid in full, the greatest amount that can be paid as principal on the Class B Notes without reducing the Senior Parity Percentage below the Required Senior Parity Percentage or reducing the Parity Percentage below the Required Parity Percentage; and

(b)  for any Distribution Date occurring after the date on which the Class A Noteholders have been paid in full, the sum of the Principal Distribution Amount on that Distribution Date and the Class B Note Principal Shortfall as of the close of the preceding Distribution Date;

provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the Class B Notes.

In addition, on the Stated Maturity of any Class of the Class B Notes, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the outstanding principal balance of the Class B Notes to zero.

“Class B Notes” shall mean the Series 2003-1 Class B-1 Notes and the Series 2004-1 Class B-1 Notes, together with any Additional Notes issued on a parity with the Class B Notes, and each of which shall constitute Subordinate Notes.

“Collection Period” means (a) with respect to the Series 2004-1 Class A-1 Notes, initially the period from the Date of Issuance through September 30, 2004, and thereafter, and with respect to all other Class A LIBOR Rate Notes Outstanding as of the date hereof, the three-month period ending on the last day of March, June, September or December, in each case for the Quarterly Distribution Date in the following month, and (b) with respect to the Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes, and the Series 2004-1 Class B-1 Notes, initially, the period from the Closing Date through July 31, 2004, and thereafter, and with respect to all other Auction Rate Notes Outstanding as of the date hereof, the period beginning on the first day of each month and ending on the last day of the same month.

“Date of Issuance” shall mean, with respect to the Series 2004-1 Notes, July 14, 2004.

“Distribution Account” shall mean the distribution account of the Revenue Fund established pursuant to Section 4.01.

“Distribution Date” shall mean with respect to the LIBOR Rate Notes each Quarterly Distribution Date, and with respect to the Auction Rate Notes means each Auction Rate Distribution Date, and means, for any Note, its Stated Maturity or the date of any other regularly scheduled principal payment with respect thereto.

“First Amendment” shall mean that certain First Amendment to the Indenture of Trust and First Supplemental Indenture of Trust, dated as of July 1, 2004, by and between the Issuer and the Indenture Trustee.

“LIBOR Note Principal Distribution Amount” shall mean, with respect to a Distribution Date, the aggregate of the Targeted Principal Amounts for each Class of LIBOR Rate Notes then Outstanding which is scheduled to be paid on such Distribution Date.

“LIBOR Rate Notes” shall mean notes issued by the Issuer pursuant to the Indenture and any Supplemental Indenture which are indexed on One-Month LIBOR, Two-Month LIBOR, Three-Month LIBOR, Four-Month, Six-Month LIBOR or One-Year LIBOR, and which include the Series 2003-1 Class A-1 Notes, the Series 2004-1 Class A-1 Notes, and any Additional Notes which are similarly indexed.

“Monthly Allocation Date” shall mean the 25th day of each calendar month and if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

“Monthly Expense Payment Date” shall mean the 25th day of each calendar month and if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

“Principal Distribution Amount” shall mean:

(c)  as to the initial Distribution Date, the amount by which the initial Pool Balance exceeds the Pool Balance on that Distribution Date plus any amounts transferred from the Acquisition Fund to the Revenue Fund during the initial Collection Period, and

(d)  as to each subsequent Distribution Date, the amount by which the Pool Balance for the preceding Distribution Date exceeds the Pool Balance on that Distribution Date plus the amounts transferred from the Acquisition Fund to the Revenue Fund upon the expiration of the period prescribed for the purchase of Add-On Consolidation Loans, if any.

“Quarterly Distribution Date” shall mean the 25th day of each January, April, July and October, beginning, with respect to the Series 2004-1 Notes, October 25, 2004; provided, however, if any such 25th day is not a Business Day, the Quarterly Distribution Date shall be the next Business Day.

“Realized Loss” shall mean the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated Financed Student Loan over liquidation proceeds for such Financed Student Loan to the extent allocated to principal, including any interest that had been or had been expected to be capitalized.

“Record Date” shall mean:

(e)  for the LIBOR Notes, the day before the related Distribution Date; and

(f)  for the Auction Rate Notes,

(i)  for payments of interest at the applicable interest rate and for payments of principal, two Business Days before the related Distribution Date, and

(ii)  for payments of Carryover Amounts and interest accrued thereon, the record date relating to the Distribution Date for which the Carryover Amount accrued.

“Required Parity Percentage” shall mean 101.5%; provided, however, that the Required Parity Percentage may be reduced upon receipt of a Rating Confirmation.

“Required Senior Parity Percentage” shall mean 105.0%; provided, however, that the Required Senior Parity Percentage may be reduced upon receipt of a Rating Confirmation.

“Reserve Fund” shall mean the Reserve Fund as described in the Indenture and this Supplemental Indenture.

“Reserve Fund Requirement” shall mean 1.0% of the aggregate principal amount of Class A Notes and Class B Notes Outstanding; provided, however, that so long as any Class A Notes or Class B Notes remain Outstanding there shall be at least $500,000 on deposit in the Reserve Fund; provided, further, that in no event shall the Reserve Fund Requirement exceed the principal amount of Notes Outstanding on any date of determination.  Further, such percentages and amounts may be changed upon satisfaction of the Rating Agency Condition.

“Revenue Fund” shall mean the Revenue Fund as described in the Indenture and this Supplemental Indenture.

“Series 2003-1 Class A-1 Notes” shall mean the $200,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2003-1, Class A-1 LIBOR Rate Notes.

“Series 2003-1 Class A-1 Principal Distribution Amount” shall mean, as of any date of Determination, the lesser of (a) the amount required to reduce the outstanding principal amount of the Series 2003-1 Class A-1 Notes to the scheduled principal amount listed on Schedule I attached hereto, or (b) the Class A Noteholders’ Principal Distribution Amount.

“Series 2003-1 Class A-2 Notes” shall mean the $90,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2003-1, Class A-2 Auction Rate Notes.

“Series 2003-1 Class A-3 Notes” shall mean the $90,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2003-1, Class A-3 Auction Rate Notes.

“Series 2003-1 Class B-1 Notes” shall mean the $20,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2003-1, Class B-1 Auction Rate Notes.

“Series 2003-1 Notes” shall mean the PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2003-1 issued pursuant to that certain First Supplemental Indenture dated December 1, 2003 consisting of the Series 2003-1 Class A-1 Notes, the Series 2003-1 Class A-2 Notes, the Series 2003-1 Class A-3 Notes and the Series 2003-1 Class B-1 Notes.

“Series 2004-1 Class A-1 Notes” shall mean the $200,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2004-1, Class A-1 LIBOR Rate Notes.

“Series 2004-1 Class A-1 Principal Distribution Amount” shall mean, as of any date of Determination, the lesser of (a) the amount required to reduce the outstanding principal amount of the Series 2004-1 Class A-1 Notes to the scheduled principal amount listed on Schedule II attached hereto, or (b) the Class A Noteholders’ Principal Distribution Amount less the Series 2003-1 Class A-1 Principal Distribution Amount.

 “Series 2004-1 Class A-2 Notes” shall mean the $90,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2004-1, Class A-2 Auction Rate Notes.

“Series 2004-1 Class A-3 Notes” shall mean the $90,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2004-1, Class A-3 Auction Rate Notes.

“Series 2004-1 Class B-1 Notes” shall mean the $20,000,000 PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2004-1, Class B-1 Auction Rate Notes.

“Series 2004-1 Notes” shall mean the PHEAA Student Loan Trust I, Student Loan Asset-Backed Notes, Series 2004-1 issued pursuant to this Supplemental Indenture in the aggregate principal amount of $400,000,000 consisting of the Series 2004-1 Class A-1 Notes, the Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes and the Series 2004-1 Class B-1 Notes.

“Servicer” shall mean Pennsylvania Higher Education Assistance Agency, and any successor Servicer permitted under the Servicing Agreement, and with respect to which a Rating Confirmation has been obtained.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of December 1, 2003, as supplemented and amended from time to time, between the Issuer and the Servicer.

“Targeted Principal Amount” shall mean, with respect to any Class of LIBOR Rate Notes and a Distribution Date, the amount of principal which is scheduled to be paid to reduce the principal balance of such LIBOR Rate Notes on such Distribution Date to the principal amount set forth in the Supplemental Indenture pursuant to which such LIBOR Rate Notes were issued. The Targeted Principal Amounts with respect to the Series 2003-1 Class A-1 Notes and the Series 2004 Class A-1 Notes are attached hereto as Schedule I and Schedule II, respectively.

“Underwriter” shall mean, with respect to the Series 2004-1 Notes, UBS Financial Services Inc.

“Underwriting Agreement” shall mean, with respect to the Series 2004-1 Notes, that certain Underwriting Agreement dated July 8, 2004 by and between the Seller, the Depositor, the Administrator, acting on behalf of the Issuer, and the Underwriter.

Words importing the masculine gender include the feminine gender.  Words importing persons include firms, associations and corporations.  Words importing the singular number include the plural number and vice versa.  Additional terms are defined in the body of this Supplemental Indenture and the Appendices hereto.

In the event that any term or provision contained herein with respect to the Series 2004-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplemental Indenture shall govern.

ARTICLE II

CREATION OF THE SERIES 2004-1 NOTES, SERIES 2004-1 NOTE DETAILS,
FORM OF SERIES 2004-1 NOTES, REDEMPTION OF SERIES 2004-1 NOTES
AND USE OF PROCEEDS OF SERIES 2004-1 NOTES

Section 2.01  Designation.  There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Supplemental Indenture and to be known as the “Series 2004-1 Student Loan Asset-Backed Notes” (the “Series 2004-1 Notes”).  The Series 2004-1 Notes shall be comprised of four (4) Classes, as described in Section 2.02 hereof.

Section 2.02  Series 2004-1 Note Details.

(a)  The aggregate principal amount of the Series 2004-1 Notes which may be initially authenticated and delivered under this Supplemental Indenture is limited to $400,000,000, and shall be individually issued in four (4) separate Classes consisting of

$200,000,000 of Series 2004-1 Class A-1 Notes, $90,000,000 of Series 2004-1 Class A-2 Notes, $90,000,000 of Series 2004-1 Class A-3 Notes, and $20,000,000 of Series 2004-1 Class B-1 Notes. Except for Series 2004-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Sections 2.03 and 2.04 of the Indenture, if any, Series 2004-1 Notes shall be issuable only as fully registered notes in the Authorized Denominations.  Each Class of Notes issued pursuant to the Indenture shall, in each case, be designated by an alphanumeric identifier, which shall be lettered either “A” to indicate Senior Notes, “B” to indicate Subordinate Notes, or “C” to indicate Junior Subordinate Notes, which alpha-designation shall be followed by a hyphenated numeral, in sequential ascending order, beginning with one (1), for each such Class of Notes issued and designated as either Class A, Class B or Class C.

The Series 2004-1 Class A-1 Notes shall be dated their Date of Issuance and shall bear interest at an interest rate equal to the Three-Month LIBOR plus twelve-hundredths percent (0.12%); provided, however, that the interest rate for the first Accrual Period shall be determined by the Calculation Agent by reference to straight line interpolation between Three-Month LIBOR and Four-Month LIBOR based on the actual number of days in the first Accrual Period.  Interest shall be payable on each Quarterly Distribution Date, except that LIBOR Rate Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Quarterly Distribution Date to which interest has been paid, or if no interest has been paid, from their respective Date of Issuance.  The Series 2004-1 Class A-1 Notes shall mature on April 25, 2016.  Interest on the LIBOR Rate Notes shall be computed on the basis of a 360-day year and actual days elapsed.

The Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes and the Series 2004-1 Class B-1 Notes shall be dated their Date of Issuance and shall bear interest from their Date of Issuance, payable on each Payment Date (as defined in Appendix A to this Supplemental Indenture), except that Auction Rate Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Payment Date to which interest has been paid, or if no interest has been paid, from the respective Date of Issuance of such Auction Rate Notes.  The Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes and the Series 2004-1 Class B-1 Notes shall mature on April 25, 2044.  Interest on the Auction Rate Notes shall be computed on the basis of actual days in the applicable year and actual days elapsed.  The terms of and definitions related to the Auction Rate Notes are found in Article I hereof and Appendix A to this Supplemental Indenture.

The principal of the Series 2004-1 Notes due at their Stated Maturity or upon redemption in whole shall be payable at the Corporate Trust Office of the Indenture Trustee, or such other location as directed by the Indenture Trustee, or at the principal office of its successor in trust upon presentation and surrender of the Series 2004-1 Notes.  Payment of interest and principal paid subject to a redemption of any Series 2004-1 Note shall be made to the Noteholder thereof by check or draft mailed on the Distribution Date by the Indenture Trustee to the Noteholder at his address as it last appears on the registration books kept by the Indenture Trustee at the close of business on the Record Date for such Distribution Date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Noteholder thereof at the close of business on the Record Date and such defaulted interest shall be payable to the Noteholder thereof at the close of business on a special record date to be fixed by the

Indenture Trustee whenever moneys become available for payment of such defaulted interest, (each, a “Special Record Date”).  Notice of any such Special Record Date shall be given to the Noteholders of the Series 2004-1 Notes entitled to any payment of defaulted interest not less than ten (10) days prior thereto by first-class mail to each such Noteholder as shown on the Indenture Trustee’s registration books on the date selected by the Indenture Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest.  Payment of interest to (i) the Securities Depository or its nominee and (ii) any other Noteholder owning at least $1,000,000 principal amount of the Series 2004-1 Notes, but only upon the written request of such Noteholder addressed to the Indenture Trustee, shall be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Indenture Trustee for such purpose.  All payments on the Series 2004-1 Notes shall be made in lawful money of the United States of America.

Notwithstanding anything to the contrary set forth herein or in any Supplemental Indenture, as originally provided in the First Amendment, Additional Notes may be issued, from time to time, pursuant to Section 2.08 of the Indenture that, prior to the occurrence of an Event of Default, may be entitled to receive:

(i)  principal payments and/or allocations of principal (in each case, including but not limited to principal redemptions) at a time prior to, concurrently with, or after principal payments and/or allocations of principal to any Senior Notes, any Subordinate Notes, and any Junior Subordinate Notes then Outstanding; and

(ii)  payments of interest, the allocation of which shall be determined concurrently (in all material respects) with interest upon the Issuer’s other Senior Notes, Subordinate Notes, or Junior Subordinate Notes, as applicable, at any time Outstanding, but which may be paid upon different dates in accordance with the terms of such Notes;

provided, however, that nothing contained in this Section or the First Amendment shall affect the respective rights of any Outstanding Notes or Additional Notes in the Trust Estate as set forth in Section 6.02 of the Indenture, upon the occurrence of an Event of Default; and, provided further that, no Additional Notes will be issued that, absent the existence of an Event of Default, are entitled to receive principal payments and/or allocations of principal (in each case, including principal redemptions) on any Quarterly Distribution Date or Monthly Allocation Date until principal has first been paid or allocated, as applicable, to reduce the principal amount of the Series 2003-1 Class A-1 Notes or the Series 2004-1 Class A-1 Notes then Outstanding to the applicable Targeted Principal Amount for such Distribution Date, and no Additional Notes will be issued unless the Trustee first receives a Rating Confirmation from each Rating Agency then rating Outstanding Notes that the issuance of such Additional Notes will not result in a downgrade or withdrawal of its ratings on the Outstanding Notes. To the extent that any provision of this Second Supplemental Indenture or any Supplemental Indenture issued in the future conflicts with the terms of the First Amendment as it relates to the timing of payments on the Series 2003-1 Class A-1 Notes, the terms of the First Amendment shall govern.

(b)  Except as otherwise provided in this Section, the Series 2004-1 Notes in the form of one global note for each Stated Maturity date of each Class shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Participants.  Initially, each Class of the Series 2004-1 Notes shall be registered in the name of CEDE & CO., as the nominee of The Depository Trust Company.  Except as provided in subsection (d) of this Section, the Series 2004-1 Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository.  Each global note shall bear a legend substantially to the following effect:  “Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository.”

(c)  Except as otherwise provided herein, the Issuer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Participant with respect to any beneficial ownership interest in the Series 2004-1 Notes; (ii) the delivery to any Participant, beneficial owner of the Series 2004-1 Notes or other Person, other than the Securities Depository, of any notice with respect to the Series 2004-1 Notes, or (iii) the payment to any Participant, beneficial owner of the Series 2004-1 Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Series 2004-1 Notes.  So long as the certificates for the Series 2004-1 Notes issued under this Supplemental Indenture are not issued pursuant to subsection (d) of this Section, the Issuer and the Indenture Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Series 2004-1 Notes for all purposes whatsoever, including, without limitation, (A) the payment of principal of and interest on such Series 2004-1 Notes, (B) giving notices of redemption and other matters with respect to such Series 2004-1 Notes and (C) registering transfers with respect to such Series 2004-1 Notes.  In connection with any notice or other communication to be provided to the Noteholders pursuant to this Supplemental Indenture by the Issuer or the Indenture Trustee with respect to any consent or other action to be taken by the Noteholders, the Issuer or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Series 2004-1 Notes, give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Noteholder.

(d)  If at any time the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Series 2004-1 Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, subsections (b) and (c) of this Section shall no longer be applicable and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2004-1 Notes as provided below.  In addition, the Issuer may determine at any time that the Series 2004-1 Notes shall no longer be represented by global certificates and that the provisions of subsections (b) and (c) of this Section shall no longer apply to the Series 2004-1 Notes.  In such event, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2004-1 Notes as provided below.  Certificates for the Series 2004-1 Notes issued in exchange for a global certificate pursuant to this subsection shall be registered in such names and authorized denominations as the Securities Depository, pursuant to instructions from the Participant or otherwise, shall instruct in writing to the Issuer and the Indenture Trustee, and upon which written instructions the Indenture Trustee may rely without investigation.  The Indenture Trustee shall promptly deliver such certificates representing the Series 2004-1 Notes to the Persons in whose names such Notes are so registered.

Section 2.03  Payment of Principal, Generally; Redemption.  To the extent not modified in a Supplemental Indenture executed in connection with the issuance of Additional Notes pursuant to Section 2.08 of the Indenture and Section 2.03(c) hereof,

(a)  Principal shall be payable on the Class A Notes, to the extent of the Class A Noteholders’ Principal Distribution Amount as follows: (i) on the Series 2003-1 Class A-1 Notes and the Series 2004-1 Class A-1 Notes, on each Quarterly Distribution Date in an amount equal to the LIBOR Note Principal Distribution Amount, and (ii) on the Class A Auction Rate Notes, on each Auction Rate Distribution Date in an amount equal to the Class A Noteholders’ Principal Distribution Amount less the amount of the LIBOR Note Principal Distribution Amount, and any amounts allocated to the payment of the LIBOR Note Principal Distribution Amount on the next applicable Quarterly Distribution Date.

(b)  Subject to subsection (d) of this Section, principal shall be payable on the Class B Auction Rate Notes on each Auction Rate Distribution Date in an amount equal to the Class B Noteholders’ Principal Distribution Amount.

(c)  Subject to subsection (d) of this Section and the timing and amount of payments of principal on any Additional Notes as may be set forth in any subsequent Supplemental Indenture, in accordance with Section 4.03, on each Quarterly Distribution Date or Monthly Allocation Date, as applicable, principal on the Notes shall be paid or, in the case of Auction Rate Notes, allocated (for payment on the next Auction Rate Distribution Date), as follows:

(i)  While Series 2003-1 Class A-1 Notes or Series 2004-1 Class A-1 Notes are Outstanding, to the extent of the Class A Noteholders’ Principal Distribution Amount,

(A)  to the Noteholders of the Series 2003-1 Class A-1 Notes, the amount of the Targeted Principal Amount then due on the Series 2003-1 Class A-1 Notes;

(B)  to the Noteholders of the Series 2004-1 Class A-1 Notes, the amount of the Targeted Principal Amount then due on the Series 2004-1 Class A-1 Notes,

(C)  while other Class A Notes are Outstanding, to the extent of the Class A Noteholders’ Principal Distribution Amount remaining after payments on the Series 2003-1 Class A-1 Notes and the Series 2004-1 Class A-1 Notes above,

(1)  to the Series 2003-1 Class A-2 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(2)  to the Series 2003-1 Class A-3 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(3)  to the Series 2004-1 Class A-2 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(4)  to the Series 2004-1 Class A-3 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; and

(ii)  after all Series 2003-1 Class A-1 Notes and all Series 2004-1 Class A Notes have been paid in full, and while other Class A notes are Outstanding,

(A)  subject to the limitations set forth in Section 2.03(d), to the Series 2003-1 Class B-1 Noteholders until paid in full, and then to the Series 2004-1 Class B-1 Noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount; then

(1)  to the extent of the Class A Noteholders’ Principal Distribution Amount remaining, to Class A Auction Rate Noteholders in the order directed by the Issuer, or in the absence of such direction,

a.  to the Series 2003-1 Class A-2 noteholders until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

b.  to the Series 2003-1 Class A-3 noteholders until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

c.  to the Series 2004-1 Class A-2 noteholders until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

d.  to the Series 2004-1 Class A-3 noteholders until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(B)  after all Class A Notes have been paid in full, and while Class B notes remain Outstanding, to the extent of the Class B Noteholders’ Principal Distribution Amount,

(1)  to the Series 2003-1 Class B-1 Notes until paid in full, the Class B Noteholders’ Principal Distribution Amount; and then,

(2)  to the Series 2004-1 Class B-1 noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount.

However, following the occurrence of an Event of Default and the exercise by the Indenture Trustee of remedies under the Indenture, principal payments on the Class A Notes and the Class B Notes shall be made or set aside for future distribution, pro rata, without preference or priority, as set forth in Section of 6.02 the Indenture.

Any payment of principal on an Auction Rate Note shall be made by redeeming that Auction Rate Note.

(d)  If, on any Auction Rate Distribution Date occurring while Class A Auction Rate Notes remain Outstanding, (i) the Senior Parity Percentage is greater than the Required Senior Parity Percentage and (ii) the Parity Percentage is greater than the Required Parity Percentage, then, before any amount will be paid or allocated as principal on the Class A Auction Rate Notes, principal shall be paid on the Class B Notes in an amount equal to the greatest amount that can be paid as principal on the Class B Notes without reducing the Senior Parity Percentage below the Required Senior Parity Percentage or reducing the Parity Percentage below the Required Parity Percentage.

Notwithstanding the foregoing, if:

(i)  on any Distribution Date, following distributions under Sections 4.03(d)(i) through (vii), or under Sections 4.03(e)(i) and (ii), to be made on that Distribution Date, without giving effect to any payments from the Acquisition Fund to the Class B Notes, the outstanding principal balance of the Class A Notes would be in excess of:

(A)  the outstanding principal balance of the Financed Student Loans plus

(B)  any accrued but unpaid interest on the those Financed Student Loans as of the last day of the related Collection Period plus

(C)  the balance on deposit in the Reserve Fund on that Distribution Date following those distributions minus

(D)  the Reserve Fund Requirement on that Distribution Date, or

(ii)  an insolvency event involving the Depositor or an Event of Default affecting the Class A Notes has occurred and is continuing,

then, until the conditions described in (i) or (ii) above no longer exist, the amounts on deposit in the Revenue Fund and the Reserve Fund shall be applied on that Distribution Date to the payment of the Class A Noteholders’ Distribution Amount before any amounts shall be applied to the payment of the Class B Noteholders’ Distribution Amount.

(e)  The Auction Rate Notes are subject to redemption in minimum increments of $50,000; provided, however, while any Class A Auction Rate Notes are Outstanding, the Issuer may redeem Class B Auction Rate Notes only if, as of the date of selection of Notes for redemption and after giving effect to the redemption, the Senior Parity Percentage is at least the Required Senior Parity Percentage and the Parity Percentage is at least the Required Parity Percentage.  If less than all outstanding Auction Rate Notes are to be redeemed, the particular Class to be redeemed shall be determined by the Issuer.  In the absence of direction by the Issuer, the Class of Auction Rate Notes to be redeemed shall be selected first from the Class A Auction Rate Notes in ascending numerical order of the Series and Class designation (beginning with the Series 2003-1 Class A-2 Notes), and thereafter, from the Class B Auction Rate Notes in ascending numerical order of the Class designation (beginning with the Series 2003-1 Class B-1 notes).  If less than all Outstanding Auction Rate Notes of a given Class designation are to be redeemed, the particular Notes to be redeemed shall be determined by lot.  To the extent any portion of Principal Distribution Amount remains after the redemption of Auction Rate Notes in $50,000 increments on any Distribution Date, those amounts shall be used to redeem Auction Rate Notes on the next applicable Distribution Date on which Auction Rate Notes may be redeemed.

(f)  The Indenture Trustee shall cause notice of any redemption to be given by mailing a copy of the notice by first-class mail to the Noteholder of any Notes designated for redemption in whole or in part at their address as the same shall last appear upon the registration books, and with respect to Auction Rate Notes designated for redemption, to the Auction Agent, in each case not less than 12 days prior to the redemption date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of such Notes for which no such failure or defect occurs.

Section 2.04  Delivery of Series 2004-1 Notes.  Upon the execution and delivery of this Supplemental Indenture, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2004-1 Notes and deliver the Class A Notes and the Class B Notes to The Depository Trust Company; provided, however, prior to the delivery by the Indenture Trustee of any of the Series 2004-1 Notes, there shall have been filed with or delivered to the Indenture Trustee the following:

(a)  An Issuer Order authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Series 2004-1 Notes.

(b)  Duly executed copies of this Supplemental Indenture and a copy of the Indenture.

(c)  A resolution duly adopted by the Issuer, certified by an Authorized Officer thereof, authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Series 2004-1 Notes.

(d)  Rating letters from each Rating Agency confirming (i) that the Class A Notes have been rated at least “Aaa” by Moody’s and “AAA” by Fitch and S&P and (ii) that the Class B Notes have been rated at least “A2” by Moody’s and “A” by Fitch and S&P.

(e)  An opinion of counsel pursuant to Section 2.08 of the Indenture.

Section 2.05  Form of Series 2004-1 Notes.  The Series 2004-1 Class A-1 Notes, the Series 2004-1 Class A-2 Notes, and the Series 2004-1 Class A-3 Notes shall be in substantially the forms set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 hereto, respectively, each with such variations, omissions, and insertions as may be necessary.  The Series 2004-1

Class B-1 Notes shall be in substantially the form set forth in Exhibit A-4 hereto, each with such variations, omissions, and insertions as may be necessary.

Section 2.06  Trustee’s Authentication Certificate.  The Indenture Trustee’s authentication certificate upon the Series 2004-1 Notes shall be substantially in the form included in Exhibits A-1 through A-4 hereto.  No Series 2004-1 Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee at the written direction of the Issuer; and such certificate of the Indenture Trustee upon any Series 2004-1 Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder.  The Indenture Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Series 2004-1 Notes issued hereunder.

Section 2.07  Deposit of Series 2004-1 Note Proceeds.  Upon the issuance and delivery of the Series 2004-1 Notes, the Indenture Trustee shall deposit the net proceeds thereof as follows:

(a)  an amount equal to $394,622,000 shall be deposited to the Acquisition Fund; and

(b)  an amount equal to $4,000,000 shall be deposited to the Reserve Fund;

ARTICLE III

GENERAL PROVISIONS

Section 3.01  Date of Execution.  This Supplemental Indenture for convenience and for the purpose of reference is dated as of July 1, 2004.

Section 3.02  Laws Governing.  It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

Section 3.03  Severability.  If any provision of this Supplemental Indenture is forbidden, in whole or in part, by any pertinent law or any pertinent law is effective to render this Supplemental Indenture invalid or unenforceable or to impair the lien hereof, then each such provision or part thereof is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.

Section 3.04  Exhibits and Appendices.  The terms of each Exhibit and Appendix attached to this Supplemental Indenture are incorporated herein in all particulars.

ARTICLE IV

FUNDS

Section 4.01  Maintenance and Creation of Funds and Accounts.  The following Funds, have been established by the Issuer pursuant to the Indenture, and such accounts shall be held by the Indenture Trustee in trust for the benefit of the Holders of the Obligations:

(a)  The Acquisition Fund;

(b)  The Revenue Fund; and

(c)  The Reserve Fund

There is hereby created and established a Distribution Account within the Revenue Fund to be administered and maintained by the Indenture Trustee, in book form, for the benefit of the Noteholders of the Series 2004-1 Notes and the Holders of any other Obligations.

The Indenture Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Additional Notes issued pursuant to the Indenture or any Supplemental Indenture to create additional Accounts or subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

Section 4.02  Acquisition Fund.  With respect to the moneys deposited into the Acquisition Fund pursuant to Section 2.07 hereof from the proceeds of the sale of the Series 2004-1 Notes, after payment of the related purchase price with respect to the Financed Student Loans on the Closing Date and the related costs of issuance of the Series 2004-1 Notes, the remaining proceeds of the sale of the Series 2004-1 Notes, less $250,000, will be held in the Acquisition Fund and may be used to purchase Additional Financed Student Loans on or prior to July 31, 2004 and shall be transferred to the Revenue Fund on January 31, 2005 to the extent not used to purchase Additional Financed Student Loans.  The remaining $250,000 may be used to purchase Add-on Consolidation Loans with respect to those Consolidation Loans purchased with the proceeds of the Series 2004-1 Notes on or prior to January 24, 2005.

Moneys on deposit in the Acquisition Fund shall be used, upon Issuer Order, solely to pay costs of issuance of the Notes and, upon receipt by the Indenture Trustee of a Student Loan Acquisition Certificate, to acquire Student Loans (including Add-on Consolidation Loans) at a price that would permit the results of the Cash Flows provided to each Rating Agency on the Closing Date to be sustained as certified to the Indenture Trustee on each Student Loan Acquisition Certificate; provided that such price may be increased if Rating Confirmation is obtained, based on new Cash Flows containing such assumptions as the Issuer shall reasonably determine.

No amount shall be transferred from the Acquisition Account to acquire or originate Student Loans having characteristics that are materially and adversely different from the characteristics of the Financed Student Loans shown in the most recent Cash Flows provided to the Rating Agencies, which characteristics include but are not limited to loan type, federal benefits, applicable borrower benefit programs, and provisions and servicing of such Financed Student Loans required by the Act as amended through the date hereof, unless the Issuer first obtains a Rating Confirmation.  Any such Issuer Order or Student Loan Acquisition Certificate shall state that such proposed use of moneys in the Acquisition Fund is in compliance with the provisions of this Indenture.

The Financed Student Loans shall be held by the Eligible Lender Trustee, on behalf of the Issuer, and shall be pledged to the Trust Estate and accounted for as a part of the Acquisition Fund. Student loan files and documentation relating to the Financed Student Loans shall be maintained by the Servicer as Custodian. Except as otherwise provided in the Indenture or this Supplemental Indenture, Financed Student Loans shall not be sold, transferred, or otherwise disposed of (other than for consolidation, serialization or transfer to a Guarantor) by the Indenture Trustee free from the lien of this Indenture.

The Indenture Trustee shall transfer all amounts remaining in the Acquisition Fund on January 24, 2005, after giving effect to all withdrawals from the Acquisition Fund on or prior to that date, to the Revenue Fund; provided, however, the transfer of those amounts may be delayed until a later date if the Issuer has provided to the Indenture Trustee a Rating Confirmation with respect to that delay.

On each Quarterly Distribution Date occurring while any LIBOR Rate Notes are Outstanding, and thereafter on each Monthly Allocation Date which is not a Quarterly Distribution Date, to the extent amounts on deposit in the Distribution Account and allocated to the payment of interest on the Notes, and amounts on deposit in the Revenue Fund representing interest receipts on the Financed Student Loans are insufficient to make the transfers required by clauses (i) and (ii) of each of Sections 4.03(d) and 4.03(e), or if on the Stated Maturity of any Class of Notes, amounts on deposit in the Distribution Account and allocated to the payment of principal on that Class of Notes and amounts on deposit in the Revenue Fund are insufficient to make the required principal distributions to the Noteholders of that Class of Notes, the amount of such deficiency shall be paid from the Acquisition Fund to the extent of moneys therein before applying to that payment any amounts on deposit in the Reserve Fund pursuant to Section 4.06(a).

Amounts on deposit in the Acquisition Fund may be used to pay principal on a Note only on its Stated Maturity.

No Additional Financed Student Loan shall be acquired if, after the Date of Issuance, Congress has, in the judgment of the Issuer, materially adversely changed any of the following characteristics of Student Loans:  (i) the Special Allowance Payments, (ii) the loan interest yield formula, (iii) the guaranty obligation of the Guaranty Agency, (iv) the federal interest subsidies, or (v) federal reinsurance of Student Loans, or makes any other economic change in such loans, that, in each instance, would have a materially adverse effect on the return to the holder of such loans.  The Trustee shall be entitled to rely upon the certification of an Authorized Officer of the Issuer as to the compliance with the provisions of this paragraph in connection with the origination and acquisition of Student Loans.

Section 4.03  Revenue Fund.

(a)  The Indenture Trustee shall deposit into the Revenue Fund all Revenues and all moneys transferred from the Acquisition Fund, and, in accordance with Section 4.06(d), from the Reserve Fund, as provided herein, and any other amounts to be deposited therein pursuant to and upon receipt of an Issuer Order.

(b)  On or prior to the 25th day of each month, the Indenture Trustee shall make the following allocations in the following priority using funds on deposit in the Revenue Fund (all references to pro rata allocation of funds described in this Section 4.03(b) shall be based upon the amount of such fees expected to be payable with respect to each such payee to the total amount of fees for all payees granted such priority):

(i)  to the Distribution Account for the Secretary, an amount equal to the monthly rebate fee expected to be payable to the Secretary from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(ii)  to the Distribution Account for the Servicer, an amount equal to its fees expected to be payable from the first day of the prior calendar month to the last day of the prior calendar month plus previously accrued and unpaid or set aside amounts;

(iii)  to the Distribution Account for the Indenture Trustee, the Eligible Lender Trustee, and the Owner Trustee, pro rata, an amount equal to their fees expected to be payable from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(iv)  to the Distribution Account, pro rata, for the Auction Agent, the Broker-Dealers, the Calculation Agent and the Market Agent, an amount equal to their fees expected to be payable from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

(v)  to the Distribution Account for the Administrator, an amount equal to its fees expected to be payable from the first day of the prior calendar month to the last day of the prior calendar month plus previously accrued and unpaid or set aside amounts;

(vi)  to the Distribution Account, pro rata, for each Class of Class A Notes an amount equal to the sum of (a) the interest expected to accrue on such Class of Class A Notes from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (b) the amount expected to be payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under Derivative Products, the payments of which are secured on a parity with the Class A Notes; and

(vii)  to the Distribution Account for the Class B Notes an amount equal to the sum of (a) the interest expected to accrue on the Class B Notes from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (b) the amount expected to be payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under Derivative Products, the payments of which are secured on a parity with the Class B Notes.

(c)  On each Monthly Expense Payment Date, the Indenture Trustee shall pay the following fees from amounts on deposit in the Distribution Account and allocated to the payment of those fees, and to the extent of any insufficiency, from amounts on deposit in the Revenue Fund:  (i) the monthly rebate fee payable to the Secretary, (ii) the fees of the Servicer, (iii) pro rata, the fees of the Indenture Trustee, the Eligible Lender Trustee, and the Owner Trustee, and (iv) pro rata, the fees of the Auction Agent, the Broker-Dealers, Market Agent and the Calculation Agent, and (v) the Administration Fee; provided, however, If (a) the default rate on the Financed Student Loans owned by the Issuer is equal to or greater than 16% during the period from December 10, 2003 through December 9, 2004, (b) the average daily yield to maturity (expressed as an annual percentage) on 91-day United States Treasury Bills during any calendar quarter during which such calendar month falls is equal to or greater than 9%, (c) if at any time during the preceding Collection Period, (i) there was a Net Loan Rate Restriction Period or portion thereof in effect, or (ii) any Auction Rate Notes accrued interest at the Maximum Loan Rate, (d) on the Quarterly Distribution Date occurring immediately prior to the last day of such calendar month with respect to the Series 2003-1 Class A-1 Notes or the Series 2004-1 Class A-1 Notes was less than the Targeted Principal Amount then due, or (e) an Event of Default has occurred and is continuing, then, subject to the other provisions of the Indenture with respect to application of moneys, only one-fifth of the Administration Fee shall be paid in the normal order of priority, and the remaining balance of the Administration Fee shall be subordinated and paid after the payment of any amount payable under Section 4.03(c)(xii) of the Second Supplemental Indenture.

(d)  On each Quarterly Distribution Date occurring on or before the date on which no LIBOR Rate Notes remain Outstanding, and on each Monthly Allocation Date occurring after all the LIBOR Rate Notes are paid in full, the Indenture Trustee shall make the distributions and transfers set forth in clauses (i) through (xiv) below, and in the case of a Quarterly Distribution Date or Monthly Allocation Date that is not an Auction Rate Distribution Date for all Auction Rate Notes, allocations to the Distribution Account with respect to those Auction Rate Notes (for principal and Carryover Amounts), in the amounts and in the order of priority shown in clauses (i) through (xiii) below, except as otherwise provided in Section 2.03(d).  These distributions and transfers shall be made from amounts on deposit in the following funds and accounts in the following order: first, from amounts on deposit in the Distribution Account and allocated to the related payment set forth below, second, from, and to the extent of, the Available Funds in the Revenue Fund on that Distribution Date after payment of the fees set forth in 4.03(c); third, from amounts transferred from the Acquisition Fund pursuant to Section 4.02 with respect to clauses (i) and (ii) below on that Distribution Date and with respect to the payment of principal on the Class A Notes and Class B Notes at their Stated Maturities; and fourth, from amounts transferred from the Reserve Fund with respect to clauses (i) and (ii) below on that Distribution Date and with respect to the payment of principal on the Class A Notes and Class B Notes at their Stated Maturities.

(i)  Pro rata, based on the aggregate principal balance of the Class A Notes entitled to distributions on such date and on the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under Derivative Products, the payments of which are secured on a parity with those Class A Notes, if any:

(A)  to the Class A Noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable upon each such Class of Class A Notes as Class A Noteholders’ Interest Distribution Amount, and

(B)  to the Counterparties under Derivative Products, the payments of which are secured on a parity with the Class A Notes, the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under each Derivative Product, pro rata, based on the amounts payable by the Issuer under each Derivative Product;

(ii)  pro rata, based on the aggregate principal balance of the Class B Notes entitled to distributions on this date and the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under Derivative Products, the payments of which are secured on a parity with those Class B Notes:

(A)  to the Class B Noteholders, the Class B Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders’ Interest Distribution Amount, and

(B)  to the Counterparties under Derivative Products, the payments of which are secured on a parity with the Class B Notes, the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under each Derivative Product, pro rata, based on the amounts payable by the Issuer under each Derivative Product;

(iii)  to the holders of the Series 2003-1 Class A-1 Notes, to the extent of the Class A Principal Distribution Amount, the Targeted Principal Amount then due with respect to such Series 2003-1 Class A-1 Notes;

(iv)  to the holders of the Series 2004-1 Class A-1 Notes, to the extent of the Class A Noteholders’ Principal Distribution Amount remaining after payment to the holders of the Series 2003-1 Class A-1 Noteholders, the Targeted Principal Amount then due with respect to such Series 2004-1 Class A-1 Notes;

(A)  While Series 2003-1 Class A-1 Notes or Series 2004-1 Class A-1 Notes are Outstanding, and while other Class A Notes are Outstanding, to the extent of the Class A Noteholders’ Principal Distribution Amount

remaining after payments to the holders of the Series 2003-1 Class A-1 Notes and the holders of the Series 2004-1 Class A-1 Notes above,

(1)  to the Series 2003-1 Class A-2 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(2)  to the Series 2003-1 Class A-3 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(3)  to the Series 2004-1 Class A-2 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(4)  to the Series 2004-1 Class A-3 noteholders, until paid in full, the Class A Noteholders’ Principal Distribution Amount; and

(B)  after all Series 2003-1 Class A-1 Notes and Series 2004-1 Class A-1 Notes have been paid in full, and other Class A Notes are outstanding,

(1)  subject to the limitations set forth in Section 2.03(d), to the Series 2003-1 Class B-1 Noteholders until paid in full, and then to the Series 2004-1 Class B-1 Noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount; and then

(2)  to the extent of the Class A Noteholders’ Principal Distribution Amount then remaining, to the holders of Class A Auction Rate Notes in the order directed by the Issuer, or in the absence of such direction,

a.  to the holders of the Series 2003-1 Class A-2 Notes until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

b.  to the holders of the Series 2003-1 Class A-3 Notes until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

c.  to the holders of the Series 2004-1 Class A-2 Notes until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

d.  to the holders of the Series 2004-1 Class A-3 Notes until paid in full, the Class A Noteholders’ Principal Distribution Amount; then,

(C)  after all Class A Notes have been paid in full, and while Class B Notes remain outstanding, to the extent of the Class B Noteholders’ Principal Distribution Amount, to pay principal

(1)  to the holders of the Series 2003-1 Class B-1 Notes until paid in full; and then,

(2)  to the holders of the Series 2004-1 Class B-1 Notes until paid in full.

(v)  to the Reserve Fund, the amount, if any, necessary to reinstate the balance of the Reserve Fund to the Reserve Fund Requirement;

(vi)  if the Parity Percentage is not equal to at least the Required Parity Percentage or the Senior Parity Percentage is not equal to at least the Required Senior Parity Percentage, to the Distribution Account to pay principal on the Class A Notes on their next respective Distribution Dates, in the order and priority described in Section 2.03(c), the least amount required to increase the Parity Percentage to at least the Required Parity Percentage and the Senior Parity Percentage to at least the Required Senior Parity Percentage, with those percentages computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class A Notes;

(vii)  if the Parity Percentage is not equal to at least the Required Parity Percentage, to the Distribution Account to pay principal on the Class B Notes on their next Distribution Date, the least amount required to increase the Parity Percentage to at least the Required Parity Percentage, with that percentage computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class B Notes;

(viii)  to the Distribution Account to be paid on the next respective Distribution Dates for the Class A Auction Rate Notes, pro rata, any Class A Carryover Amounts;

(ix)  to the Distribution Account to be paid on the next respective Distribution Dates for the Class B Auction Rate Notes, any Class B Carryover Amounts;

(x)  pro rata, based on the amount of any Other Issuer Termination Payments due pursuant to this clause, to the Counterparties under each Derivative Product, the payments of which are secured on a parity with the Class A Notes, the amount of any Other Issuer Termination Payments due and payable;

(xi)  pro rata, based on the amount of any Other Issuer Termination Payments due pursuant to this clause, to the Counterparties under each Derivative Product, the payments of which are secured on a parity with the Class B Notes, the amount of any Other Issuer Termination Payments due and payable;

(xii)  to the Administrator, the amount of the Administration Fee subordinated in accordance with Section 4.03(c), if any; and

(xiii)  to the Depositor, any remaining amounts after application of the preceding clauses if, after giving effect to the transfer of any amounts to the Depositor, the Parity Percentage is equal to at least the Required Parity Percentage and the Senior Parity Percentage is equal to at least the Required Senior Parity Percentage.

On each Quarterly Distribution Date that is not an Auction Rate Distribution Date, payments of principal and Carryover Amounts to the Auction Rate Notes shall be deposited into the Distribution Account for future payment on such Auction Rate Notes.

(e)  On each Auction Rate Distribution Date that is not a Quarterly Distribution Date or Monthly Allocation Date, the Indenture Trustee shall make the following distributions:

(i)  first, from amounts deposited in the Distribution Account that were allocated to the Class A Auction Rate Notes with a Distribution Date on this Auction Rate Distribution Date and to Counterparties under Derivative Products secured on a parity with those Class A Auction Rate Notes, and then from amounts on deposit in the Revenue Fund, pro rata, based on the aggregate principal balance of those Class A Auction Rate Notes and the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under each Derivative Product, the payments of which are secured on a parity with those Class A Auction Rate Notes:

(A)  to the Noteholders of those Class A Auction Rate Notes, to the extent of the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts then payable as interest on each such Class of Class A Auction Rate Notes, and

(B)  to the Counterparties under Derivative Products, the payments of which are secured on a parity with those Class A Auction Rate Notes, the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under each Derivative Product, pro rata, based on the amounts payable by the Issuer under each Derivative Product; and

(ii)  second, from amounts deposited in the Distribution Account that were allocated to the Class B Auction Rate Notes with a Distribution Date on this Auction Rate Distribution Date and to Counterparties under Derivative Products, the payments of which are secured on a parity with those Class B Auction Rate Notes, and then from amounts on deposit in the Revenue Fund, pro rata, based on the aggregate principal balance of those Class B Auction Rate Notes and the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments under each Derivative Product, the payments of which are secured on a parity with those Class B Auction Rate Notes:

(A)  to the Noteholders of those Class B Auction Rate Notes, the Class B Noteholders’ Interest Distribution Amount, pro rata, based on the amounts then payable as interest on each such Class of Class B Auction Rate Notes, and

(B)  to the Counterparties under Derivative Products, the payments of which are secured on a parity with those Class B Auction Rate Notes, the amount payable as Scheduled Issuer Derivative Payments and Specified Issuer

Termination Payments under each Derivative Product, pro rata, based on the amounts payable by the Issuer under each Derivative Product.

Amounts on deposit in the Distribution Account with respect to principal and Carryover Amounts allocated to the Auction Rate Notes will be paid on the Auction Rate Notes on their Auction Rate Distribution Dates. All payments in respect of principal on the Auction Rate Notes shall be made in the form of redemptions.

Notwithstanding the foregoing, at any time after the LIBOR Rate Notes have been paid in full, the Servicer may, at its option, purchase all of the Financed Student Loans owned by the Trust on the Distribution Date following any date on which the total principal balance of all the Financed Student Loans then outstanding is less than ten percent (10%) of the highest principal balance of all student loans outstanding at the end of any calendar month during the term of the Indenture provided that (i) such ten percent (10%) condition is true on such Distribution Date, (ii) the purchase price, which shall be equal to the fair market value of such Financed Student Loans together with accrued interest, is sufficient to pay the outstanding amount due on all the Notes then Outstanding, and (iii) no applicable Event of Default shall have occurred and be continuing with respect to the Servicer on such Distribution Date.  The proceeds of the purchase of the Financed Student Loans from the Trust will be used to redeem Notes.

(f)  Notwithstanding anything to the contrary in subsections (d) and (e) above, upon the occurrence of an Event of Default payments on any Distribution Date shall be made in accordance with the provisions of Section 6.02 of the Indenture.

Section 4.04  Distribution Account.

The Indenture Trustee shall deposit into the Distribution Account all amounts required to be deposited therein pursuant to Section 4.03(b).  The Indenture Trustee shall use amounts on deposit in the Distribution Account to make the distributions pursuant to Sections 4.03(c), (d) and (e).

Section 4.05  Transfers to Depositor.  Transfers from the Revenue Fund to the Depositor may be made in accordance with this Supplemental Indenture; provided, however, that no transfer of assets to the Depositor shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement; and further provided, that no transfer shall be made to the Depositor unless immediately after taking into account any such transfer, .  The Parity Percentage is at least equal to the Required Parity Percentage and the Senior Parity Percentage is at least equal to the Required Senior Parity Percentage.

The amounts so transferred to the Depositor shall be free of the lien of this Indenture and all investment earnings thereon after the date of such transfer shall be the property of the Depositor.

Section 4.06  Reserve Fund.

(a)  On each Quarterly Distribution Date occurring while any LIBOR Rate Notes are Outstanding, and thereafter on each Monthly Allocation Date, to the extent there are insufficient moneys in the Distribution Account or Revenue Fund to make the transfers required by clauses (i) and (ii) of each of Sections 4.03(d) and 4.03(e), and after the transfer of amounts from the Acquisition Fund, the amount of such deficiency shall be paid directly from the Reserve Fund.

(b)  Money in the Reserve Fund may be used to pay principal on a Note only on its Stated Maturity.

(c)  If the Reserve Fund is used for the purposes described in this Section 4.06(a) and (b), the Indenture Trustee shall restore the Reserve Fund to the Reserve Fund Requirement by transfers from the Revenue Fund on the next Quarterly Distribution Date or Monthly Allocation Date, as applicable, pursuant to Section 4.03(d)(vii).  If the full amount required to restore the Reserve Fund to the Reserve Fund Requirement is not available in the Revenue Fund on such next succeeding Quarterly Distribution Date or Monthly Allocation Date, as applicable, the Indenture Trustee shall continue to transfer funds from the Revenue Fund as they become available and in accordance with Section 4.03(d)(vii) until the deficiency in the Reserve Fund has been eliminated.

(d)  On any Distribution Date that the amount in the Reserve Account exceeds the Reserve Account Requirement, the Indenture Trustee shall transfer the excess to the Revenue Fund.

(e)  On the date of redemption of all of the Notes, at the direction of the Issuer, the Indenture Trustee shall transfer all moneys in the Reserve Fund to the Revenue Fund.

If at any time the balance in the Reserve Fund, together with other available funds of the Issuer on deposit with the Indenture Trustee, shall be sufficient to retire all Notes Outstanding, the Issuer shall direct the Indenture Trustee to apply that balance to retire all Notes Outstanding in accordance with their terms.

ARTICLE V

LIMITATION ON COUNTERPARTY RIGHTS

Notwithstanding any provisions of the Indenture or this Supplemental Indenture, no Counterparty under a Derivative Product shall have any rights to security under the Indenture or the Supplemental Indenture other than as a beneficiary of the lien granted to the Indenture Trustee under the Indenture for the benefit of the Noteholders and any Counterparty, except that Scheduled Issuer Derivative Payments, Specified Issuer Termination Payments and Other Issuer Termination Payments may be paid in the priority and secured as provided in Section 4.03 of this Supplemental Indenture and as provided in Section 6.02 of the Indenture.

ARTICLE VI

APPLICABILITY OF INDENTURE

The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture.  The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its name and on its behalf by the Owner Trustee and the Indenture Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

PHEAA STUDENT LOAN TRUST I,
as Issuer, by WACHOVIA BANK OF DELAWARE, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:

Name:

Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee and Eligible Lender Trustee

By:

Name:

Title:

Acknowledged this th day of , 2004

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY, as Servicer

By:

Name:

Title:

APPENDIX A

CERTAIN TERMS AND PROVISIONS OF
THE AUCTION RATE NOTES

ARTICLE I

DEFINITIONS

Except as provided below in this Section, all terms which are defined in Appendix A of the Indenture and Article I of this Supplemental Indenture shall have the same meanings, respectively, in this Appendix A as such terms are given in the Indenture and Article I of this Supplemental Indenture.  In addition, the following terms shall have the following respective meanings:

“All Hold Rate” shall mean the Applicable LIBOR Rate less 0.20%; provided, that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

“Applicable LIBOR Rate” means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

“Auction” shall mean the implementation of the Auction Procedures on an Auction Date.

“Auction Agent” shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” shall mean the Substitute Auction Agent.

“Auction Agent Agreement” shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which “Auction Agent Agreement” shall mean such Substitute Auction Agent Agreement.

“Auction Agent Fee” has the meaning set forth in the Auction Agent Agreement.

“Auction Date” shall mean, with respect to any Class of Auction Rate Notes, the Business Day immediately preceding the first day of each Auction Period for each respective Class, other than:

(a)  with respect to the Initial Period for such Class;

(b)  each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository;

(c)  each Auction Period commencing after and during the continuance of a Payment Default; or

(d)  each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix A.

“Auction Note Interest Rate” shall mean each variable rate of interest per annum borne by Auction Rate Notes for each Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Appendix A; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided further, however, that such Auction Note Interest Rate shall in no event exceed the lesser of the Maximum Rate, and during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate.

“Auction Period” shall mean the Interest Period applicable to each Class of the Auction Rate Notes during which time the Auction Note Interest Rate for such Class is determined pursuant to Section 2.02(a) of this Appendix A, which Auction Period (after the Initial Period for such Class) shall begin on an Interest Rate Adjustment Date and initially shall consist generally of 28 days for the Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes and the Series 2004-1 Class B-1 Notes, as the same may be adjusted pursuant to Section 2.02(g) of this Appendix A.

“Auction Period Adjustment” shall mean an adjustment to the Auction Period as provided in Section 2.02(g) of this Appendix A.

“Auction Procedures” shall mean the procedures set forth in Section 2.02(a) of this Appendix A by which the Auction Rate is determined.

“Auction Rate” shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 2.02(a)(iii)(B) of this Appendix A.

“Auction Rate Notes” shall mean, collectively, the Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3 Notes and the Series 2004-1 Class B-1 Notes.

“Authorized Denominations” shall mean $50,000 and any integral multiple thereof.

“Available Auction Rate Notes” has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Appendix A.

“Bid” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

“Bid Auction Rate” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

“Bidder” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

“Book-Entry Form” or “Book-Entry System” shall mean a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Securities Depository or its nominee as Noteholder, with the securities “immobilized” to the custody of the Securities Depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

“Broker-Dealer” shall mean UBS Financial Services Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Issuer pursuant to Section 2.02(f) of this Appendix A, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

“Broker-Dealer Agreement” shall mean the agreements between the Auction Agent and the Broker-Dealer, and approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.  The Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement, dated as of July 1, 2004, among the Issuer, the Auction Agent, and the Broker-Dealer.

“Broker-Dealer Fee” has the meaning set forth in the Auction Agent Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday, holiday or day on which banks located in the Commonwealth of Pennsylvania, or the New York Stock Exchange, the Indenture Trustee or the Auction Agent, are authorized or permitted by law or executive order to close or such other date as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the Issuer.

“Cap Rate” shall mean, with respect to any Interest Period applicable to the Auction Rate Notes, the lesser of (i) the applicable Maximum Rate and (ii) when applicable, the Net Loan Rate in effect for such Interest Period.

“Carry-over Amount” shall mean, for any Interest Period during which interest is calculated at the Net Loan Rate, if applicable, or the Maximum Rate, the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Interest Period at the least of (i) the applicable Auction Rate, (ii) 17% and (iii) the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Rate Notes, over (b) the amount of interest such Note actually accrued with respect to such Interest Period based on the lesser of the Net Loan Rate, if applicable, and the Maximum Rate, together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to “principal” or “interest” in the Indenture and the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

 “Closing Date” shall mean the Date of Issuance of the Auction Rate Notes.

“CP Rate” shall mean, for each month, the rate as will be in effect on the second Business Day preceding the 25th day of such month (such date, the “Reset Date”) that is the bond equivalent yield of the rate set forth in H.15(519) for that Reset Date opposite the 90 day maturity and under the caption “Commercial paper-Financial.”  If, by 5:00 p.m., New York City time, on the Business Day immediately following the Reset Date, such rate for the Reset Date is not yet published in H.15(519), the CP Rate for such month will be the bond equivalent yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the 90 day maturity and under the caption “Commercial paper-Financial.”

“Effective Interest Rate” shall mean, with respect to any Financed Student Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Student Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Student Loan which is a Consolidation Loan paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued Interest Benefit Payments and Special Allowance Payments applicable to such Financed Student Loan during such calendar quarter expressed as a percentage per annum.

“Eligible Carry-over Make-up Amount” shall mean, with respect to each Interest Period relating to the Auction Rate Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of the lesser of the Net Loan Rate, if applicable, and the Maximum Rate, over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-over Make-up Amount shall be $0.00 for any Interest Period with respect to which the Auction Rate exceeds 17% or the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Rate Notes.

 “Existing Owner” shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealers in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

“Existing Owner Registry” shall mean the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

“Hold Order” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

“Initial Auction Agent” shall mean The Bank of New York and its successors and assigns.

“Initial Auction Agent Agreement” shall mean, collectively, the Auction Agency Agreement dated as of July 1, 2004, by and among the Issuer, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

“Initial Payment Dates” means, with respect to the Series 2004-1 Class A-2 Notes, August 5, 2004; with respect to the Series 2004-1 Class A-3 Notes, August 19, 2004; and with respect to the Series 2004-1 Class B-1 Notes, August 5, 2004.

“Initial Period” shall mean, as to Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Auction Rate Notes.

“Initial Rate” shall mean 1.57% for the Series 2004-1 Class A-2 Notes, 1.57% for the Series 2004-1 Class A-3 Notes, and 1.70% for the Series 2004-1 Class B-1 Notes.

“Initial Rate Adjustment Date” shall mean, with respect to the Series 2004-1 Class A-2 Notes, August 5, 2004; with respect to the Series 2004-1 Class A-3 Notes, August 19, 2004, 2004; and with respect to the Series 2004-1 Class B-1 Notes, August 5, 2004.

“Interest Period” shall mean, with respect to the Auction Rate Notes, the Initial Period and each period commencing on an Interest Rate Adjustment Date for such Class and ending on and including the day before (a) the next Interest Rate Adjustment Date for such Class or (b) the Stated Maturity of such Class, as applicable.

“Interest Rate Adjustment Date” shall mean the date on which an Auction Note Interest Rate is effective, and shall mean, with respect to the Auction Rate Notes, the date of commencement of each Auction Period.

“Interest Rate Determination Date” shall mean, with respect to the Auction Rate Notes, the Auction Date, or if no Auction Date is applicable to such Class, the Business Day immediately preceding the date of commencement of an Auction Period.

“LIBOR Determination Date” means, for each Accrual Period, the second business day before the beginning of that Accrual Period.

“Market Agent” shall mean UBS Financial Services Inc., and its successors and assigns.

“Maximum Rate” shall mean, with respect to any class of Auction Rate Notes, the least of (a) a per annum interest rate on such Auction Rate Notes which, when taken together with the interest rate on those Auction Rate Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on those Notes for such period either (i) not being in excess (on a per annum basis) of the average of the 91-day United States Treasury Bill rate plus 1.20% for such one-year period (if any one of the ratings assigned by the rating agencies to those Auction Rate Notes are “Aa3” or “AA-” or better), (ii) not being in excess (on a per annum basis) of the 91-day United States Treasury Bill rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2004-1 Notes is less than “Aa3” or “AA-,” but both are at least any category of “A”), or (iii) not being in excess (on a per annum basis) of the average of 91-day United States Treasury Bill rate plus 1.75% for such one-year period (if any one of the ratings assigned by the rating agencies to the Auction Rate Notes is less than the lowest category of “A”); provided, however, that if such Auction Rate Notes have not been outstanding for at least such one-year period, then for any portion of such period during which such Auction Rate Notes were not outstanding, the interest rates on such Auction Rate Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any of the Auction Rate Notes rated any category of “A” or better (or its equivalent) by each of the rating agencies, the Maximum Rate shall not exceed the Applicable LIBOR-Based Rate plus 1.50%; and, provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Indenture Trustee of (A) written consent of the Market Agent and (B) written consent from each rating agency then rating such Auction Rate Notes that such change will not in and of itself result in a reduction of the rating on any Auction Rate Notes; (b) 17.0%; and (c) the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement. For purposes of the Auction Agent Agreement and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.  The percentage amount to be added to the 91-day United States Treasury Bill rate in any one or more of clauses (a)(i), (ii) or (iii) above may be increased by delivery to the Auction Agent and the Indenture Trustee of a certificate signed by an authorized officer of the Issuer directing such increase, together with a confirmation from each Rating Agency then rating such Auction Rate Notes that it will not reduce or withdraw its then current rating as a result of such increase.

“Net Loan Rate” shall mean, with respect to any Interest Period applicable to the Auction Rate Notes, the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to (a) the weighted average Effective Interest Rate of the Financed Student Loans for the calendar quarter immediately preceding such Interest Period, as determined by the Administrator on the last day of such calendar quarter, less (b) (1) the Program Expense Percentage, as determined by the Administrator on the last day of each calendar quarter and (2) net losses realized on the Financed Student Loans during the calendar quarter immediately preceding such Interest Period, as determined by the Administrator on the last day of such calendar quarter, expressed as a percentage of the principal balance of the Financed Student Loans outstanding on the last day of such calendar quarter. In making the determinations in (a) and (b) of this definition of “Net Loan Rate,” the Administrator shall take into account as an increase to such Net Loan Rate the receipt of any Counterparty Derivative Payment and as a decrease to such Net Loan Rate any Issuer Derivative Payment. The determinations made by the Administrator in (a) and (b) of this definition of “Net Loan Rate” shall be given in writing to the Auction Agent, the Indenture Trustee and the Broker-Dealers immediately upon their respective calculation dates.

“Net Loan Rate Restriction Period” means, with respect to any Class of Auction Rate Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

“Net Loan Rate Termination Date” means, for a class of Auction Rate Notes for which the Net Loan Rate Trigger Date has occurred, the 25th day of a month which immediately follows two consecutive months for which both (a) the daily weighted average of the Auction

Rates for the Auction Rate Notes was equal to or less than a per annum rate equal to the sum of (i) the bond equivalent yield of 91-day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0%; and (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which such calculation is being made is less than the sum of (i) the CP Rate for the month for which such calculation is being made plus (ii) 0.25%.

“Net Loan Rate Trigger Date” means, for a class of Auction Rate Notes, the 25th day of a month which immediately follows three consecutive months for which either (a) the daily weighted average of the Auction Rates for the class of Auction Rate Notes exceeded a per annum rate equal to the sum of (i) the bond equivalent yield of the 91-day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0%; or (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which such calculation is being made is equal to or greater than the sum of (i) the CP Rate for the applicable month plus (ii) 0.25%.

“Non-Payment Rate” shall mean One-Month LIBOR plus 1.50%.

“One-Month LIBOR,” “Two-Month LIBOR,” “Three-Month LIBOR,” “Four-Month LIBOR,” “Six-Month LIBOR” or “One-Year LIBOR” shall mean, for any accrual period, the London Interbank Offered Rate for deposits in U.S. Dollars having a maturity of one month, two months, three months, four months, six months or one year as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m., London Time on the related LIBOR Determination Date, as determined by the Calculation Agent. If such a day is not a business day in London, the most recently fixed London Interbank Offered Rates on U.S. dollar deposits for the Applicable LIBOR Rate shall be used. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by four major banks selected by the Calculation Agent (each, a “Reference Bank”).  The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, the Applicable LIBOR Rate in effect for the applicable Accrual Period will be the Applicable LIBOR Rate in effect for the previous Accrual Period.  All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent. For purposes of calculating One-Month LIBOR, Two-Month LIBOR, Three-Month LIBOR, Four-Month, Six-Month LIBOR or One-Year LIBOR, a business day is any day on which banks in New York City and in the City of London are open for the transaction of international business.

“Order” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

“Payment Date” shall mean, initially with respect to each Class of Series 2004-1 Auction Rate Notes, the applicable Initial Payment Dates and, thereafter (a) so long as such Auction Rate Notes bear interest at an Auction Note Interest Rate for an Interest Period of not greater than 90 days, the Business Day immediately following the expiration of each related Auction Period thereafter and (b) if and for so long as the Auction Rate Notes bear interest at an Auction Note Interest Rate for an Interest Period of greater than 90 days, the 25th day of each January, April, July and October (unless any January 25th, April 25th, July 25th or October 25th is not a Business Day, then the Payment Date will be the next Business Day) immediately following the expiration of the Auction period for that Class of Auction Rate Notes.

“Payment Default” shall mean, with respect to the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on such Auction Rate Notes, or (b) a default in the due and punctual payment of any interest on and principal of such Auction Rate Notes at their maturity.

“Potential Owner” shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

“Program Expense Percentage” shall mean, the percentage that all Program Expenses (other than Consolidation Loan rebate fees) estimated for the next 12 months represent of the outstanding principal balance of the Financed Student Loans, which as of the Closing Date is 0.93%, and which the Administrator shall calculate on the last day of each calendar quarter.  Any adjustment in the Program Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

“Regular Record Date” shall mean, with respect to each Payment Date, the Business Day immediately preceding such Payment Date.

“Sell Order” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

“Submission Deadline” shall mean 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which the Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

“Submitted Bid” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

“Submitted Hold Order” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

“Submitted Order” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

“Submitted Sell Order” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

“Substitute Auction Agent” shall mean the Person with whom the Issuer and the Indenture Trustee enter into a Substitute Auction Agent Agreement.

“Substitute Auction Agent Agreement” shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Appendix A agrees with the Indenture Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix A.

“Sufficient Bids” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

ARTICLE II

TERMS AND ISSUANCE

Section 2.01  Auction Rate and Carryover Amounts.  During the Initial Period, each Class of the Auction Rate Notes shall bear interest at the Initial Rate for such Class.  Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period for the Auction Rate Notes, as determined pursuant to this Section 2.01 and Section 2.02 of this Appendix A.

For the Auction Rate Notes during the Initial Period and each Auction Period thereafter, interest at the applicable Auction Note Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

The Auction Note Interest Rate to be borne by the Auction Rate Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below.  Each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the day preceding the first Business Day of the following fourth week in the case of the Auction Rate Notes; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date.  The Auction Note Interest Rate of the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Appendix A; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, the following Business Day shall be considered the Interest Rate Determination Date and an Auction is to be held on such date.  If an Auction is not held for any reason on such date, then the Auction Note Interest Rate on such Auction Rate Notes for the next succeeding Auction Period shall be the applicable Cap Rate.

Notwithstanding the foregoing:

(a)  if the ownership of an Auction Rate Note is no longer maintained in Book-Entry Form, the Auction Note Interest Rate on the Auction Rate Notes for any Interest

Period commencing after the delivery of certificates representing Auction Rate Notes pursuant to this Supplemental Indenture shall equal the Cap Rate; or

(b)  if a Payment Default shall have occurred, the Auction Note Interest Rate on the Auction Rate Notes for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Period.

In accordance with Section 2.02(a)(iii)(B) and (C) of this Appendix A, the Auction Agent shall promptly give written notice to the Indenture Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate, applicable to the Auction Rate Notes.  The Indenture Trustee shall, upon request, notify the Noteholders and the Issuer of Auction Rate Notes of the applicable Auction Note Interest Rate applicable to such Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period.  Notwithstanding any other provision of the Auction Rate Notes or this Supplemental Indenture and except for the occurrence of a Payment Default, interest payable on the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

During the occurrence of a Net Loan Rate Restriction Period, if the Auction Rate for the Auction Rate Notes is greater than the Net Loan Rate, then the Auction Note Interest Rate applicable to such Auction Rate Notes for that Interest Period will be the lesser of the Net Loan Rate and the Maximum Rate, and the Issuer shall determine the Carryover Amount, if any, with respect to such Auction Rate Notes for such Interest Period.

Such Carryover Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Indenture Trustee) from the Payment Date for the Interest Period with respect to which such Carryover Amount was calculated, until paid.  Any payment in respect of Carryover Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carryover Amount.  For purposes of this Supplemental Indenture and this Appendix A, any reference to “principal” or “interest” herein shall not include within the meaning of such words Carryover Amount or any interest accrued on any such Carryover Amount.  Such Carryover Amount shall be separately calculated for each Auction Rate Note by the Issuer during such Interest Period in sufficient time for the Indenture Trustee to give notice to each Noteholder of such Carryover Amount as required in the next succeeding sentence.  Not less than four days before the Payment Date for an Interest Period with respect to which such Carryover Amount has been calculated by the Issuer, the Indenture Trustee shall give written notice to each Noteholder, the Auction Agent and the Issuer, in the form provided by the Issuer, of the Carryover Amount applicable to each Auction Rate Note, which written notice may accompany the payment of interest made to the Noteholder on such Payment Date.  Such notice shall state, in addition to such Carryover Amount, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which all accrued Carryover Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carryover Amount (and interest accrued thereon) shall be paid with respect to such Auction Rate Note, (a) the Carryover Amount (and interest accrued thereon calculated at a rate equal to One-

Month LIBOR) shall be paid by the Indenture Trustee pursuant to an Issuer Order on an Auction Rate Note on the earliest of (i) the date of defeasance of any of the Auction Rate Notes or (ii) the first occurring Payment Date with respect to the Auction Rate Note (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carryover Make-up Amount with respect to such subsequent Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Carryover Amount (and interest accrued thereon), and (b) interest shall accrue on the Carryover Amount at a rate equal to One-Month LIBOR until such Carryover Amount is paid in full or is cancelled.

The Carryover Amount (and interest accrued thereon) for Auction Rate Notes shall be paid by the Indenture Trustee pursuant to an Issuer Order on Outstanding Auction Rate Notes on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the first occurring Payment Date if and to the extent that (i) the Eligible Carryover Make-up Amount with respect to such Interest Period is greater than zero, and (ii) on such Payment Date there are sufficient moneys in the Revenue Fund to pay all interest due on the Auction Rate Notes on such Payment Date, to redeem any Auction Rate Notes required to be redeemed on such Payment Date in accordance with the Indenture and to fund amounts required to be added to the Reserve Fund on such Payment Date.  Any Carryover Amount (and any interest accrued thereon) on any Auction Rate Note which is due and payable on a Payment Date, which Auction Rate Note is to be redeemed (other than by optional redemption) on said Payment Date, shall be paid to the Noteholder thereof on said Payment Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix A; provided, however, that any Carryover Amount (and any interest accrued thereon) which is not yet due and payable on said Payment Date shall be cancelled with respect to such Auction Rate Note that is to be redeemed (other than by optional redemption) on such Payment Date and shall not be paid on any succeeding Payment Date.  To the extent that any portion of the Carryover Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Indenture Trustee on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the next occurring Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied.  On any Payment Date on which the Indenture Trustee pays only a portion of the Carryover Amount (and any interest accrued thereon) on Auction Rate Notes, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Noteholder of such Auction Rate Note receiving such partial payment of the Carryover Amount remaining unpaid on such Auction Rate Note.

The Payment Date or other date on which such Carryover Amount (or any interest accrued thereon) for Auction Rate Notes shall be paid shall be determined by the Indenture Trustee in accordance with the provisions of the immediately preceding paragraph and the Indenture, and the Indenture Trustee shall make payment of the Carryover Amount (and any interest accrued thereon) in the same manner as, and from the same Fund from which, it pays interest on the Auction Rate Notes on a Payment Date.  Any payment of Carryover Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carryover Make-up Amount.

In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Period, which Interest Period shall be an Auction Period, for Auction Rate Notes shall be the applicable Cap Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Cap Rate, the Cap Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Appendix A and written notice of such determination shall be given by such securities dealer to the Indenture Trustee.

Section 2.02  Auction Rate.

(a)  Determining the Auction Rate.  By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

(i)  (A)    Prior to the Submission Deadline on each Auction Date;

(1)  each Existing Owner of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

a.  the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

b.  the principal amount of Outstanding Auction Rate Notes, if any, which such Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

c.  the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

and

(2)  one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

The statement of an Existing Owner or a Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an “Order,” and each Existing Owner and each Potential Owner placing an Order is herein referred to as a “Bidder.”  An Order described in clause (1)a. is herein referred to as a “Hold Order,” an Order described in clauses (1)b. and (2) is herein referred to as a “Bid,” and an Order described in clause (1)c. is herein referred to as a “Sell Order.”

(B)  (1)  Subject to the provisions of Section 2.02(a)(ii) of this Appendix A, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

a.  the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

b.  such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Appendix A, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified therein; or

c.  such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Appendix A, if the rate specified therein shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

(2)  Subject to the provisions of Section 2.02(a)(ii) of this Appendix A, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

a.  the principal amount of Outstanding Auction Rate Notes specified in such Sell Order; or

b.  such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(B)(3) of this Appendix A, if Sufficient Bids have not been made.

(3)  Subject to the provisions of Section 2.02(a)(ii) of this Appendix A, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

a.  the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

b.  such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(A)(5) of this Appendix A, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

(ii)  (A)             Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(1)  the name of the Bidder placing such Order;

(2)  the aggregate principal amount of Auction Rate Notes that are the subject of such Order;

(3)  to the extent that such Bidder is an Existing Owner:

a.  the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Owner;

b.  the principal amount of Auction Rate Notes, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

c.  the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Owner;

and

(4)  to the extent such Bidder is a Potential Owner, the rate specified in such Potential Owner’s Bid.

(B)  If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

(C)  If an Order or Orders covering all Outstanding Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

(D)  Neither the Issuer, the Indenture Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

(E)  If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

(1)  All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

(2)  a.      Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (A) of this paragraph (ii);

b.  Subject to subclause (2)(a) of this clause (E), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

c.  Subject to subclauses (2)(a) and (2)(b) of this clause (E), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

d.  In any such event, the amount of Outstanding Auction Rate Notes, if any, subject to Bids not valid under this clause (E) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

(3)  All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause (2) of this paragraph (E).

(F)  If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

(G)  An Existing Owner that offers to purchase additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

(H)  Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order.  Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

(I)  Any Bid specifying a rate higher than the applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

(J)  Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

(iii)  (A)       Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order,” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine:

(1)  the excess of the total principal amount of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the “Available Auction Rate Notes”), and

(2)  from the Submitted Orders whether:

a.  the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the applicable Maximum Rate;

exceeds or is equal to the sum of:

b.  the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

c.  the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as “Sufficient Bids”); and

(3)  if Sufficient Bids exist, the Bid Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

a.   (x) each Submitted Bid from Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

b.   (x) each such Submitted Bid from Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes that, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

(B)  Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) of this Appendix A, the Auction Agent shall advise the Indenture Trustee, the Broker-Dealers and the Issuer of the Net Loan Rate, Maximum Rate and the All Hold Rate and the components thereof on the Auction Date.  Based on such determinations, the Auction Rate for the next succeeding Interest Period will be established as follows:

(1)  if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

(2)  if Sufficient Bids do not exist (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable Maximum Rate; or

(3)  if all Outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable All Hold Rate.

(C)  Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Indenture Trustee of the Auction Note Interest Rate, which rate shall be the lesser of (x) the Auction Rate  (y) the applicable Maximum Rate, and (z) during the occurrence if a Net Loan Rate Restriction Period, the Net Loan Rate.

(iv)  Existing Owners shall continue to own the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders.  If the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

If the Maximum Rate is less than the Auction Rate, the Maximum Rate will be the Auction Note Interest Rate.  If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the applicable Maximum Rate.  In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

(A)  If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(1)  Existing Owners’ Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(2)  Existing Owners’ Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(3)  Potential Owners’ Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be accepted;

(4)  Each Existing Owners’ Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the “remaining principal amount”) equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A; and

(5)  Each Potential Owner’s Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A.

(B)  If Sufficient Bids have not been made (other than because all of the Outstanding Auction Rate Notes are subject to submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(1)  Existing Owners’ Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(2)  Potential Owners’ Submitted Bids specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

(3)  each Existing Owner’s Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this Section 2.02(a)(iv)(B) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

(C)  If all Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(D)  If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

(E)  If, as a result of the procedures described in paragraph (B) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

(v)  Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

(vi)  Any calculation by the Auction Agent or the Indenture Trustee, as applicable, of the Auction Note Interest Rate, the Maximum Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

(vii)  Notwithstanding anything in this Appendix A to the contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Revenue Fund to pay, or otherwise held by the Indenture Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Payment Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default.  The Indenture Trustee shall promptly notify the Auction Agent of any such occurrence.

(b)  Application of Interest Payments for the Auction Rate Notes.

(i)  The Indenture Trustee shall determine not later than 2:00 p.m., Eastern Time, on the Business Day next succeeding an Payment Date, whether a Payment Default has occurred.  If a Payment Default has occurred, the Indenture Trustee shall, not later than 2:15 p.m., Eastern Time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Indenture Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

(ii)  Not later than 2:00 p.m., Eastern Time, on each anniversary of the Closing Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement as set forth in the Servicer’s Report.  Not later than 2:00 p.m., Eastern Time, on each Auction Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Broker-Dealer Fee as calculated in the Auction Agent Agreement.  The Indenture Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Revenue Fund.

(c)  Calculation of Maximum Rate, All Hold Rate, Net Loan Rate, Applicable LIBOR Rate, and Non-Payment Rate.  The Auction Agent shall calculate the applicable Maximum Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, on each Auction Date and shall notify the Indenture Trustee and the Broker-Dealers of the applicable Maximum Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form, or if a Payment Default has occurred, then the Indenture Trustee shall determine the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate,

All Hold Rate and Non-Payment Rate for each such Interest Period.  If the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository, the Indenture Trustee shall calculate the applicable Maximum Rate and the Net Loan Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Auction Rate Notes pursuant to the Indenture.  If a Payment Default shall have occurred, the Indenture Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default.  The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties.  If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Indenture Trustee of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate.

(d)  Notification of Rates, Amounts and Payment Dates.

(i)  By 12:00 noon, Eastern Time, on the Business Day following each Regular Record Date, the Indenture Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Payment Date to the beneficial owners of Auction Rate Notes.

(ii)  At least four days prior to any Payment Date, the Indenture Trustee shall:

(A)  confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, (1) the date of such next Payment Date and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) of this Appendix A; and

(B)  advise the Securities Depository, so long as the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, upon request, of the aggregate amount of interest distributable on such next Payment Date to the beneficial owners of each Class of the Auction Rate Notes.

If any day scheduled to be a Payment Date shall be changed after the Indenture Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Indenture Trustee shall, not later than 11:15 a.m., Eastern Time, on the Business Day next preceding the earlier of the new Payment Date or the old Payment Date, by such means as the Indenture Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository.

(e)  Auction Agent.

(i)  The Bank of New York is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions.  The Indenture Trustee and the Issuer will, and the Indenture Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with The Bank of New York, as the Initial Auction Agent.  Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement.  The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Appendix A by giving at least 90 days’ notice to the Indenture Trustee, each Broker-Dealer and the Issuer.  The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of an Authorized Officer or by the holders of a majority of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Noteholders, by an instrument signed by such Noteholders or their attorneys and filed with the Auction Agent, the Issuer and the Indenture Trustee upon at least 90 days’ written notice.  Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment.  If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent.  Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(ii)  If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

(iii)  The Auction Agent is acting as agent for the Issuer in connection with Auctions.  In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(f)  Broker-Dealer.

(i)  The Auction Agent will enter into a Broker-Dealer Agreement with UBS Financial Services Inc. as the initial Broker-Dealer. An Authorized Officer may, from time to time, approve one or more additional Persons to serve as a Broker-Dealer under the Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Indenture Trustee and the Auction Agent.

(ii)  Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

(g)  Changes in Auction Period or Periods and Certain Percentages.

(i)  While any of the Auction Rate Notes are Outstanding, the Issuer may, from time to time, change the length of one or more Auction Periods (an “Auction Period Adjustment”), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes.  The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Indenture Trustee, the Auction Agent, the Market Agent, the applicable Broker-Dealer, each Rating Agency and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E attached hereto at least 10 days prior to the Auction Date for such Auction Period.

(ii)  Any such adjusted Auction Period shall not be less than 7 days nor more than 366 days.

(iii)  An Auction Period Adjustment shall take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., Eastern Time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period.  If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be the Auction Period determined without reference to the proposed change.  If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the applicable Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

(h)  Changes in the Auction Date.  The Market Agent, with the written consent of the Administrator on behalf of the Issuer, may specify a different Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in Section 1.01 of this Appendix A with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes.  The Market Agent shall deliver a written request for consent to such change in the Auction Date to the Administrator at least 14 days prior to the effective date of such change.  If the Administrator shall have delivered such written consent to the Market Agent, such Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Issuer, the Administrator, each Rating Agency and the Securities Depository.  Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G attached hereto.

In connection with any change described in this Section 2.02(h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

Section 2.03  Additional Provisions Regarding the Interest Rates on the Auction Rate Notes.  The determination of an Auction Note Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Noteholders of the Auction Rate Notes to which such Auction Note Interest Rate applies, and the Issuer and the Indenture Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Closing Date of the Auction Rate Notes through any subsequent day during the term of the Auction Rate Notes or otherwise prior to payment in full of the Auction Rate Notes exceed the amount permitted by applicable law.  If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes, or if the redemption or acceleration of the maturity of the Auction Rate Notes results in payment to or receipt by the Noteholder or any former Noteholder of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes shall be credited on the principal balance of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes and under the related documents.

EXHIBIT A-1

FORM OF SERIES 2004-1 CLASS A-1 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTE
SERIES 2004-1 CLASS A-1
LIBOR RATE NOTE

REGISTERED NO. A-1- 1	REGISTERED $200,000,000

Maturity Date	Interest Rate	Original Issue Date	Cusip No.

April 25, 2016	As Herein Provided	July 14, 2004	71722T AE4

PRINCIPAL SUM: TWO-HUNDRED-MILLION AND 00/100 DOLLARS

NOTEHOLDER: CEDE & CO.

PHEAA STUDENT LOAN TRUST I, a Delaware statutory trust organized under the laws of the State of Delaware (the “Issuer,” which term includes any successor entity under the Indenture of Trust, dated as of December 1, 2003 (the “Original Indenture”), as amended by that certain First Amendment to Indenture of Trust and First Supplemental Indenture of Trust dated as of July 1, 2004, and the Second Supplemental Indenture of Trust dated as of July 1, 2004 (as the same may be amended from time to time, the “Second Supplemental Indenture”, and together with the Original Indenture, as amended, the “Indenture”), each between the Issuer and Manufacturers and Traders Trust Company, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor indenture trustee under the Indenture)) for value received,

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hereby promises to pay to CEDE & CO. (the “Noteholder”) or registered assigns TWO-HUNDRED-MILLION DOLLARS ($200,000,000) (the “Principal Sum”), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Corporate Trust Office of the Indenture Trustee, as paying agent for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder from the most recent Quarterly Distribution Date to which interest has been paid hereon, or from the Original Issue Date if no Quarterly Distribution Date has occurred, until the payment in full of the Principal Sum.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

This note shall bear interest at a rate equal to the Three- Month LIBOR, as determined in accordance with Section 2.02 of the Second Supplemental Indenture, plus twelve- hundredths percent (0.12%); provided, however, LIBOR for the first Accrual Period shall be determined by the Calculation Agent by reference to straight line interpolation between three-month LIBOR and four-month LIBOR based on the actual number of days in the first Accrual Period.

The principal of and interest on this note are payable in lawful money of the United States of America.  If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment, without additional interest.

Interest payable on this note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

This note is one of a Series of notes of the Issuer designated Student Loan Asset-Backed Notes, Series 2004-1 Class A-1 LIBOR Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of $200,000,000 (the “Series 2004-1 Class A-1 Notes”) which have been authorized by the Issuer, and issued by the Issuer pursuant to the Indenture.  The Issuer is, simultaneously with the Class A-1 Notes, issuing $180,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class A Notes in two other classes (together with the Series 2004-1 Class A-1 Notes, the Series 2003-1 Class A Notes and any Additional Notes designated as Senior Notes, the “Class A Notes”) and $20,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class B-1 Notes (together with the Series 2003-1 Class B Notes, and any Additional Notes designated as Subordinate Notes, the “Class B Notes”).  The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the “Additional Notes”) which may be secured on a parity with, or subordinate to, any Class of Class A Notes then outstanding, and secured on a parity with, senior to, or subordinate to, any Class of Class B Notes then outstanding. In addition, subject to certain

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restrictions set forth in the Indenture, any Class of Additional Notes may be entitled to receive payments of principal or interest at a time which is prior to, concurrent with, or after, any Class of Notes then Outstanding, in accordance with the terms set forth in the Indenture and any related Supplemental Indenture. The Class A Notes, the Class B Notes and any Additional Notes are collectively referred to herein as the “Notes.”

The Indenture provides that the Issuer may enter into a Derivative Product between the Issuer and a Counterparty.  Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product may be secured on a parity with any series of Notes.

The principal of and interest on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes are payable on a basis superior to such payments on the Class B Notes and any Additional Notes issued on a parity or subordinate to the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Additional Notes issued on a parity with the Class B Notes (and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class B Notes) if all principal and interest payments due and owing at such time on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes have been previously made or provided for as provided in the Indenture.

Reference is hereby made to the Indenture, copies of which are on file in the Corporate Trust Office of the Indenture Trustee, and to all of the provisions of which any Noteholder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s student loan acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders and any Counterparty; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the Stated Maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any officer, director, owner, employee, or agent of

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the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same class, Stated Maturity, of Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees.  At the option of the Noteholder, any Note may be exchanged for other Notes in Authorized Denominations upon surrender of the Note to be exchanged at the Corporate Trust Office of the Indenture Trustee.  Upon any such presentation for exchange, one or more new Notes of the same class, Stated Maturity, in Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the “Securities Depository”) or a nominee thereof, this note may be transferred in whole, but not in part, only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Noteholder hereof (a) on the Record Date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its Stated Maturity and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by reason of a change in the Act or the Regulations or to cure ambiguities or conflicts, or for any other reasons stated in Section 8.01 of the Indenture), but such modification or alteration is not permitted to affect the Maturity, Stated Maturity, amount, Quarterly Distribution Date, or rate of interest on any Outstanding Notes or affect the rights of the Noteholders of less than all of the Notes Outstanding.

It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this note, and the execution of said Indenture, have happened, exist and have been performed as so required.

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[SIGNATURE TO FOLLOW]

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IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name and on its behalf by its Owner Trustee, all as of the Original Issue Date.

PHEAA STUDENT LOAN TRUST I

By: Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This note is one of the Series 2004-1 Class A-1 Notes designated therein and described in the within-mentioned Indenture.

Manufacturers and Traders Trust Company, as Indenture Trustee

By:
Authorized Signatory

Authentication Date:

, 2004

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                   (Social Security or other identifying number                  ) the within note and all rights thereunder and hereby irrevocably appoints                      attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature on this Assignment must correspond with the name of the Noteholder as it appears on the face of the within note in every particular.

Signature Guaranteed by:

A Member of The New York Stock
Exchange or a State or National Bank

EXHIBIT A-2

FORM OF SERIES 2004-1 CLASS A-2 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTE
SERIES 2004-1 CLASS A-2
AUCTION RATE NOTES

REGISTERED NO. A-2-1	REGISTERED $90,000,000

Maturity Date	Interest Rate	Original Issue Date	Cusip No.

April 25, 2044	As Herein Provided	July 14, 2004	71722T AF1

PRINCIPAL SUM:  NINETY-MILLION AND 00/100 DOLLARS

NOTEHOLDER:  CEDE & CO.

PHEAA STUDENT LOAN TRUST I, a Delaware statutory trust organized under the laws of the State of Delaware (the “Issuer,” which term includes any successor entity under the Indenture of Trust, dated as of December 1, 2003 (the “Original Indenture”), as amended by that certain First Amendment to Indenture of Trust and First Supplemental Indenture of Trust dated as of July 1, 2004, and the Second Supplemental Indenture of Trust dated as of July 1, 2004 (as the same may be amended from time to time, the “Second Supplemental Indenture”,

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and together with the Original Indenture, as amended, the “Indenture”), each between the Issuer and Manufacturers and Traders Trust Company, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor indenture trustee under the Indenture)) for value received, hereby promises to pay to CEDE & CO. (the “Noteholder”) or registered assigns, NINETY- MILLION DOLLARS ($90,000,000) (the “Principal Sum”), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Corporate Trust Office of the Indenture Trustee, as paying agent for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder from the most recent Payment Date to which interest has been paid hereon, or from the Original Issue Date if no Payment Date has occurred, until the payment in full of the Principal Sum.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

This Note shall bear interest at an Auction Rate, all as determined in Appendix A of the Second Supplemental Indenture.

The principal of and interest on this note are payable in lawful money of the United States of America.  If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment, without additional interest.

Interest payable on this note shall be computed on actual days elapsed and the assumption that each year contains 365 or 366 days, as applicable.

This note is one of a series of notes of the Issuer designated Student Loan Asset-Backed Notes, Series 2004-1 Class A-2 Auction Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of $90,000,000 (the “Series 2004-1 Class A-2 Notes”) which have been authorized by the Issuer, and issued by the Issuer pursuant to the Indenture.  The Issuer is, simultaneously with the Series 2004-1 Class A-2 Notes, issuing $290,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class A Notes in two other classes (together with the Series 2004-1 Class A-2 Notes, the Series 2003-1 Class A Notes and any Additional Notes designated as Senior Notes, the “Class A Notes”), and $20,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class B-1 Notes (together with the Series 2003-1 Class B Notes and any Additional Notes designated as Subordinate Notes, the “Class B Notes”).  The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the “Additional Notes”) which may be secured on a parity with, or subordinate to, any Class of Class A Notes then outstanding, and secured on a parity with, senior to, or subordinate to, any Class of Class B Notes then outstanding. In addition, subject to certain restrictions set forth in the Indenture, any Class of Additional Notes may be entitled to receive payments of principal or interest at a time which is prior to, concurrent with, or after, any Class of Notes then Outstanding, in accordance with the

A-2-2

terms set forth in the Indenture and any related Supplemental Indenture. The Class A Notes, the Class B Notes and any Additional Notes are collectively referred to herein as the “Notes.”

Optional Redemption.  This note is subject to optional redemption as described in the Indenture at a redemption price equal to the outstanding principal balance of this note, plus accrued interest hereon through the day preceding the Payment Date on which the redemption occurs.

Notice of Redemption.  Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 12 days prior to the redemption date to the Noteholders to be redeemed in whole or in part at the address of such Noteholder last showing on the registration books.  Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption of such Notes for which no such failure or defect occurs.  All Notes called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the time.  If less than all Notes are to be redeemed, Notes shall be selected for redemption as provided in the Indenture.

The Indenture provides that the Issuer may enter into a Derivative Product between the Issuer and a Counterparty.  Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product may be secured on a parity with any series of Notes.

The principal of and interest on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes are payable on a basis superior to such payments on the Class B Notes and any Additional Notes issued on a parity or subordinate to the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Additional Notes issued on a parity with the Class B Notes (and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class B Notes) if all principal and interest payments due and owing at such time on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes have been previously made or provided for as provided in the Indenture; provided, further, however, that under certain circumstances described in Sections 2.03 and 4.03 of the Second Supplemental Indenture, principal may be paid on the Class B Auction Rate Notes before principal is paid on the Class A Auction Rate Notes.

Reference is hereby made to the Indenture, copies of which are on file in the Corporate Trust Office of the Indenture Trustee, and to all of the provisions of which any Noteholder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s student loan acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders and any Counterparty; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder

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hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the Stated Maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any officer, director, owner, employee, or agent of the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same class, Stated Maturity, of Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees.  At the option of the Noteholder, any Note may be exchanged for other Notes in Authorized Denominations upon surrender of the Note to be exchanged at the Corporate Trust Office of the Indenture Trustee.  Upon any such presentation for exchange, one or more new Notes of the same class, Stated Maturity, in Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the “Securities Depository”) or a nominee thereof, this note may be transferred in whole, but not in part, only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Noteholder hereof (a) on the Record Date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its Stated Maturity and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

A-2-4

To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by reason of a change in the Act or the Regulations or to cure ambiguities or conflicts, or for any other reasons stated in Section 8.01 of the Indenture), but such modification or alteration is not permitted to affect the Maturity, Stated Maturity, amount, Payment Date, or rate of interest on any Outstanding Notes or affect the rights of the Noteholders of less than all of the Notes Outstanding.

It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this note, and the execution of said Indenture, have happened, exist and have been performed as so required.

[SIGNATURE PAGE FOLLOWS]

A-2-5

IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name and on its behalf by its Owner Trustee, all as of the Original Issue Date.

PHEAA STUDENT LOAN TRUST I

By: Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This note is one of the Series 2004-1 Class A-2 Notes designated therein and described in the within-mentioned Indenture.

Manufacturers and Traders Trust Company, as Indenture Trustee

By:
Authorized Signatory

Authentication Date:

[ ], 2004

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                (Social Security or other identifying number                     ) the within note and all rights thereunder and hereby irrevocably appoints                   attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature on this Assignment must correspond with the name of the Noteholder as it appears on the face of the within note in every particular.

Signature Guaranteed by:

A Member of The New York Stock
Exchange or a State or National Bank

EXHIBIT A-3

FORM OF SERIES 2004-1 CLASS A-3 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTE
SERIES 2004-1 CLASS A-3
AUCTION RATE NOTES

REGISTERED NO. A-3-1	REGISTERED $90,000,000

Maturity Date	Interest Rate	Original Issue Date	Cusip No.

April 25, 2044	As Herein Provided	July 14, 2004	71722T AG9

PRINCIPAL SUM: NINETY-MILLION AND 00/100 DOLLARS

NOTEHOLDER:  CEDE & CO.

PHEAA STUDENT LOAN TRUST I, a Delaware statutory trust organized under the laws of the State of Delaware (the “Issuer,” which term includes any successor entity under the Indenture of Trust, dated as of December 1, 2003 (the “Original Indenture”), as amended by that certain First Amendment to Indenture of Trust and First Supplemental Indenture of Trust dated as of July 1, 2004, and the Second Supplemental Indenture of Trust dated as of July 1, 2004 (as the same may be amended from time to time, the “Second Supplemental Indenture”, and together with the Original Indenture, as amended, the “Indenture”), each between the Issuer and Manufacturers and Traders Trust Company, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor indenture trustee under the Indenture)) for value received, hereby promises to pay to CEDE & CO. (the “Noteholder”) or registered assigns, NINETY-

A-3-1

MILLION DOLLARS ($90,000,000) (the “Principal Sum”), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Corporate Trust Office of the Indenture Trustee, as paying agent for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder from the most recent Payment Date to which interest has been paid hereon, or from the Original Issue Date if no Payment Date has occurred, until the payment in full of the Principal Sum.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

This Note shall bear interest at an Auction Rate, all as determined in Appendix A of the Second Supplemental Indenture.

The principal of and interest on this note are payable in lawful money of the United States of America.  If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment, without additional interest.

Interest payable on this note shall be computed on actual days elapsed and the assumption that each year contains 365 or 366 days, as applicable.

This note is one of a series of notes of the Issuer designated Student Loan Asset-Backed Notes, Series 2004-1 Class A-3 Auction Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of $90,000,000 (the “Series 2004-1 Class A-3 Notes”) which have been authorized by the Issuer, and issued by the Issuer pursuant to the Indenture.  The Issuer is, simultaneously with the Series 2004-1 Class A-3 Notes, issuing $290,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class A Notes in two other classes (together with the Series 2004-1 Class A-3 Notes, the Series 2003-1 Class A Notes and any Additional Notes designated as Senior Notes, the “Class A Notes”), and $20,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class B-1 Notes (together with the Series 2003-1 Class B Notes and any Additional Notes designated as Subordinate Notes, the “Class B Notes”).  The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the “Additional Notes”) which may be secured on a parity with, or subordinate to, any Class of Class A Notes then outstanding, and secured on a parity with, senior to, or subordinate to, any Class of Class B Notes then outstanding. In addition, subject to certain restrictions set forth in the Indenture, any Class of Additional Notes may be entitled to receive payments of principal or interest at a time which is prior to, concurrent with, or after, any Class of Notes then Outstanding, in accordance with the terms set forth in the Indenture and any related Supplemental Indenture. The Class A Notes, the Class B Notes and any Additional Notes are collectively referred to herein as the “Notes.”

A-3-2

Optional Redemption.  This note is subject to optional redemption as described in the Indenture at a redemption price equal to the outstanding principal balance of this note, plus accrued interest hereon through the day preceding the Payment Date on which the redemption occurs.

Notice of Redemption.  Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 12 days prior to the redemption date to the Noteholders to be redeemed in whole or in part at the address of such Noteholder last showing on the registration books.  Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption of such Notes for which no such failure or defect occurs.  All Notes called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the time.  If less than all Notes are to be redeemed, Notes shall be selected for redemption as provided in the Indenture.

The Indenture provides that the Issuer may enter into a Derivative Product between the Issuer and a Counterparty.  Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product may be secured on a parity with any series of Notes.

The principal of and interest on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes are payable on a basis superior to such payments on the Class B Notes and any Additional Notes issued on a parity or subordinate to the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Additional Notes issued on a parity with the Class B Notes (and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class B Notes) if all principal and interest payments due and owing at such time on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes have been previously made or provided for as provided in the Indenture; provided, further, however, that under certain circumstances described in Sections 2.03 and 4.03 of the Second Supplemental Indenture, principal may be paid on the Class B Auction Rate Notes before principal is paid on the Class A Auction Rate Notes.

Reference is hereby made to the Indenture, copies of which are on file in the Corporate Trust Office of the Indenture Trustee, and to all of the provisions of which any Noteholder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s student loan acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders and any Counterparty; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein

A-3-3

may be discharged at or prior to the Stated Maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any officer, director, owner, employee, or agent of the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same class, Stated Maturity, of Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees.  At the option of the Noteholder, any Note may be exchanged for other Notes in Authorized Denominations upon surrender of the Note to be exchanged at the Corporate Trust Office of the Indenture Trustee.  Upon any such presentation for exchange, one or more new Notes of the same class, Stated Maturity, in Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the “Securities Depository”) or a nominee thereof, this note may be transferred in whole, but not in part, only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Noteholder hereof (a) on the Record Date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its Stated Maturity and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by

A-3-4

reason of a change in the Act or the Regulations or to cure ambiguities or conflicts, or for any other reasons stated in Section 8.01 of the Indenture), but such modification or alteration is not permitted to affect the Maturity, Stated Maturity, amount, Payment Date, or rate of interest on any Outstanding Notes or affect the rights of the Noteholders of less than all of the Notes Outstanding.

It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this note, and the execution of said Indenture, have happened, exist and have been performed as so required.

[SIGNATURE PAGE FOLLOWS]

A-3-5

IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name and on its behalf by its Owner Trustee, all as of the Original Issue Date.

PHEAA STUDENT LOAN TRUST I

By: Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This note is one of the Series 2004-1 Class A-3 Notes designated therein and described in the within-mentioned Indenture.

Manufacturers and Traders Trust Company, as Indenture Trustee

By:
Authorized Signatory

Authentication Date:

[ ], 2004

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                     (Social Security or other identifying number                      ) the within note and all rights thereunder and hereby irrevocably appoints                      attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature on this Assignment must correspond with the name of the Noteholder as it appears on the face of the within note in every particular.

Signature Guaranteed by:

A Member of The New York Stock
Exchange or a State or National Bank

EXHIBIT A-4

FORM OF SERIES 2004-1 CLASS B-1 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTE
SERIES 2004-1 CLASS B-1
AUCTION RATE NOTE

REGISTERED NO. B-1-1	REGISTERED $20,000,000

Maturity Date	Interest Rate	Original Issue Date	Cusip No.

April 25, 2044	As Herein Provided	[ ]	[ ]

PRINCIPAL SUM: TWENTY-MILLION AND 00/100 DOLLARS

NOTEHOLDER: CEDE & CO.

PHEAA STUDENT LOAN TRUST I, a Delaware statutory trust organized under the laws of the State of Delaware (the “Issuer,” which term includes any successor entity under the Indenture of Trust, dated as of December 1, 2003 (the “Original Indenture”), [the First Supplemental Indenture of Trust dated as of December 1, 2003 (as amended, the “First Supplemental Indenture”)], and the Second Supplemental Indenture of Trust dated as of [                 ] 1, 2004 (as amended, the “Second Supplemental Indenture”, and together with the Original Indenture, and the First Supplemental Indenture, the “Indenture”), each between the Issuer and Manufacturers and Traders Trust Company, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor indenture trustee under the Indenture)) for value received, hereby promises to pay to CEDE & CO. (the “Noteholder”) or registered assigns,

A-4-1

TWENTY-MILLION Dollars ($20,000,000) (the “Principal Sum”), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Corporate Trust Office of the Indenture Trustee, as paying agent, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder hereof from the most recent Payment Date to which interest has been paid hereon, or from the Original Issue Date if no Payment Date has occurred, until the payment of said principal sum in full.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

This note shall bear interest at an Auction Rate, all as determined in Appendix A of the Second Supplemental Indenture.

The principal of and interest on this note are payable in lawful money of the United States of America.  If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payments, without additional interest.

Interest payable on this note shall be computed on actual days elapsed and the assumption that each year contains 365 or 366 days, as applicable.

This note is one of a Series of Notes of the Issuer designated Student Loan Asset-Backed Notes, Series 2004-1 Class B-1 Notes, dated the Original Issue Date, in the aggregate original principal amount of $20,000,000 (the “Series 2004-1 Class B-1 Notes”) which have been authorized by the Issuer, and issued by the Issuer pursuant to the Indenture.  The Issuer is, simultaneously with the Series 2004-1 Class B-1 Notes (together with the Series 2003-1 Class B Notes and any Additional Notes designated as Subordinate Notes, collectively, the “Class B Notes”), issuing $380,000,000 of its Student Loan Asset-Backed Notes, Series 2004-1 Class A Notes in three classes (such Series 2004-1 Class A Notes, together with the Series 2003-1 Class A Notes and any Additional Notes designated as Senior Notes, the “Class A Notes”).  The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the “Additional Notes”) which may be secured on a parity with, or subordinate to, any Class of Class A Notes then outstanding, and secured on a parity with, senior to, or subordinate to, any Class of Class B Notes then outstanding. In addition, subject to certain restrictions set forth in the Indenture, any Class of Additional Notes may be entitled to receive payments of principal or interest at a time which is prior to, concurrent with, or after, any Class of Notes then Outstanding, in accordance with the terms set forth in the Indenture and any related Supplemental Indenture. The Class A Notes, the Class B Notes and any Additional Notes are collectively referred to herein as the “Notes.”

Optional Redemption.  This note is subject to optional redemption as described in the Indenture at a redemption price equal to the outstanding principal balance of this note, plus

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accrued interest hereon through the day preceding the Payment Date on which the redemption occurs.

Notice of Redemption.  Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 12 days prior to the redemption date to the Noteholders to be redeemed in whole or in part at the address of such Noteholder last showing on the registration books.  Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption of such Notes for which no such failure or defect occurs.  All Notes called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the date of redemption.  If less than all Notes are to be redeemed, Notes shall be selected for redemption as provided in the Indenture.

The Indenture provides that the Issuer may enter into a Derivative Product between the Issuer and a Counterparty.  Payments due to a Counterparty from the Issuer may be secured on a parity with any series of Notes.

The principal of and interest on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes are payable on a basis superior to such payments on the Class B Notes and any Additional Notes issued on a parity or subordinate to the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Additional Notes issued on a parity with the Class B Notes (and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class B Notes) if all principal and interest payments due and owing at such time on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments secured on a parity with the Class A Notes have been previously made or provided for as provided in the Indenture; provided, further, however, that under certain circumstances described in Sections 2.03 and 4.03 of the Second Supplemental Indenture, principal may be paid on the Class B Auction Rate Notes before principal is paid on the Class A Auction Rate Notes.

Reference is hereby made to the Indenture, copies of which are on file in the principal office of the Indenture Trustee, and to all of the provisions of which any Noteholder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s student loan acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders and any Counterparty; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the Stated Maturity or earlier redemption of this note, and this note thereafter shall no

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longer be secured by the Indenture or be deemed to be Outstanding, thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any owner, director, officer, employee, or agent of the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the principal office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same class, Stated Maturity, of Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees.  At the option of the Noteholder, any Note may be exchanged for other Notes in Authorized Denominations upon surrender of the Note to be exchanged at the principal office of the Indenture Trustee.  Upon any such presentation for exchange, one or more new Notes of the same class, Stated Maturity, in Authorized Denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the “Securities Depository”) or a nominee thereof, this note may be transferred in whole, but not in part, only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Noteholder hereof (a) on the Record Date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its Stated Maturity and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by reason of a change in the Act or the Regulations or to cure ambiguities or conflicts, or for any

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other reason stated in Section 8.01 of the Indenture), but such modification or alteration is not permitted to affect the Maturity, Stated Maturity, amount, Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Noteholders of less than all of the Notes outstanding.

It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this note, and the execution of said Indenture, have happened, exist and have been performed as so required.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name and on its behalf by its Owner Trustee, all as of the Original Issue Date.

PHEAA STUDENT LOAN TRUST I

By: Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This note is one of the Series 2004-1 Class B-1 Notes designated therein and described in the within-mentioned Indenture.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Indenture Trustee

By:
Authorized Signatory

Authentication Date:

[ ], 2004

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                   (Social Security or other identifying number                   ) the within note and all rights thereunder and hereby irrevocably appoints                  attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature on this Assignment must correspond with the name of the Noteholder as it appears on the face of the within note in every particular.

Signature Guaranteed by:

A Member of The New York Stock
Exchange or a State or National Bank

EXHIBIT B

SERIES 2004-1 CLOSING CASH FLOW PROJECTIONS

Exhibit begins on next page.

B-1

EXHIBIT C

NOTICE OF PAYMENT DEFAULT

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTES
CLASS
AUCTION RATE NOTES

NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the                  Notes identified above.  The next Auction for the Auction Rate Notes will not be held.  The Auction Rate for the Auction Rate Notes for the next succeeding Interest Period shall be the Non-Payment Rate.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Indenture Trustee

Dated:	By:

C-1

EXHIBIT D

NOTICE OF CURE OF PAYMENT DEFAULT

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTES
CLASS
AUCTION RATE CERTIFICATE NOTES

NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured.  The next Payment Date is                                                       and the Auction Date is                                                       .

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Indenture Trustee

Dated:	By:

D-1

EXHIBIT E

NOTICE OF PROPOSED CHANGE IN LENGTH
OF ONE OR MORE AUCTION PERIODS

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTES
CLASS
AUCTION RATE NOTES

Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture of Trust, as amended (the “Indenture”) as follows:

1.  The change shall take effect on                                 , the Interest Rate Adjustment Date for the next Auction Period (the “Effective Date”).

2.  The Auction Period Adjustment in Paragraph 1 shall take place only if (a) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

3.  If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change.  If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

4.  It is hereby represented, upon advice of the Auction Agent for the Class       Notes described herein, that there were Sufficient Bids for such Class       Notes at the Auction immediately preceding the date of this Notice.

5.  Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class       Notes.

PHEAA STUDENT LOAN TRUST I

Dated:	By:

E-1

EXHIBIT F

NOTICE OF ESTABLISHING CHANGE IN LENGTH
OF ONE OR MORE AUCTION PERIODS

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTES
CLASS
AUCTION RATE NOTES

Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Indenture of Trust, as amended:

1.  The change shall take effect on                            , the Interest Rate Adjustment Date for the next Auction Period (the “Effective Date”).

2.  For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be                             , or the next succeeding Business Day if such date is not a Business Day.

3.  For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [                           (date) and every                            (number)                            (day of week) thereafter] [every                            (number)                            (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

4.  The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated                             regarding the proposed change.

5.  Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the Class       Notes.

PHEAA STUDENT LOAN TRUST I

Dated:	By:

F-1

EXHIBIT G

NOTICE OF CHANGE IN AUCTION DATE

PHEAA STUDENT LOAN TRUST I
STUDENT LOAN ASSET-BACKED NOTES
CLASS
AUCTION RATE NOTES

Notice is hereby given by [  ], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

1.  With respect to Class       Notes, the definition of “Auction Date” shall be deemed amended by substituting “                           (number) Business Day” in the second line thereof and by substituting “                           (number) Business Days” for “two Business Days” in Subsection  (d) thereof.

2.  This change shall take effect on                             which shall be the Auction Date for the Auction Period commencing on                            .

3.  The Auction Date for the Class       Notes shall be subject to further change hereafter as provided in the Indenture of Trust.

4.  Terms not defined in this Notice shall have the meaning set forth in the Indenture of Trust, as amended, relating to the Class       Notes.

[BROKER-DEALER], as Broker-Dealer

Dated:	By:

G-1

EXHIBIT H

(Intentionally Omitted)

H-1

EXHIBIT I

Student Loan Backed Securities Monitoring Report Form
FFELP Worksheet
Issuer :
Indenture Name
Reporting Period :
Contact :	Phone:
Certificate/Note/Bond Status

	Series / Tranche	Series / Tranche	Series / Tranche	Series / Tranche	Series / Tranche	Total Balance
Beginning Principal Balance ($)
Interest Paid ($)
Principal Paid ($)
Ending Principal Balance($)
Maturity Date

Actual Days in Period
Actual Coupon Rate
Coupon Type(ie., ARC, Fixed, VRDO)

Student Loan Pool Data-FFELP

I. Pool Size ($)

	Principal Only	Principal Plus Capitalized Interest	Weighted Average Interest Rate (%)

Beginning Balance
Loans Added
Loans Repaid
Ending Balance

Parity Levels	Beginning of Period		End of Period
Total Assets/Senior Liabilities		%		%
Total Assets/Total Liabilities		%		%

II. Loans by Program Type

	Beginning of the period		Additions during Period	Loans Repaid during the Period	End of Period Balance
	$	%	$	$	$	# of Borrowers	Average Coupon
Subsidized Stafford
Unsubsidized Stafford
SLS
PLUS
HEAL
Consolidation Subsidized
Consolidation Unsubsidized
Consolidation HEAL
Alternative Loans
Total

III. Loans by School Type-FFELP

	Beginning of the period		Additions during Period	Loans Repaid during the Period	End of Period Balance
	$	%	$	$	$	# of Borrowers
4-Year
2-Year
Proprietary
Graduate (Law)
Graduate (Medical)
Other
Total

IV. Loan Status-FFELP

	Beginning of the period		Additions during Period	Loans Repaid during the Period	End of Period Balance
	$	%	$	$	$	# of Borrowers
In School
Grace
Deferment
Forbearance
Repayment

Total

V. Loans By Guarantor-FFELP

	$	% of loans	Weighted Avg. Guarantee%
FFELP Guarantor 1
FFELP Guarantor 2
FFELP Guarantor 3
FFELP Guarantor 4
Private Guarantor
Total

VI. Payment Status-FFELP

Delinquency Bucket (days)	31-60	61-90	91-120	121-180	180-270	270+	Totals

By ending balance, $
By ending balance, %
# of Loans

VII. Credit Support-FFELP

	Beginning Balance		Withdrawals	Ending Balance
	$	%	$	$
Type 1
Type 2
Type 3

VIII. Servicer Information-FFELP

Servicer # 1.

	# of Loans Serviced	$ amount of loans Serviced	% of Portfolio Serviced	$ Amt. of claims filed during reporting period	Claims Paid during reporting period	Claims rejected status at end of period (1)	Claims outstanding at end of period (2)
FFELP Loans
HEAL Loans
Other Loans
Total

Servicer # 2.

	# of Loans Serviced	$ amount of loans Serviced	% of Portfolio Serviced	$ Amt. of claims filed during reporting period	Claims Paid during reporting period	Claims rejected status at end of period (1)	Claims outstanding at end of period (2)
FFELP Loans
HEAL Loans
Other Loans
Total

Servicer #3

	# of Loans Serviced	$ amount of loans Serviced	% of Portfolio Serviced	$ Amt. of claims filed during reporting period	Claims Paid during reporting period	Claims rejected status at end of period (1)	Claims outstanding at end of period (2)
FFELP Loans
HEAL Loans
Other Loans
Total

(1)  Rejected subject to cure, aged six months or more

(2)  Outstanding, including rejected aged less than six months

Schedule I

Date	Principal
January 25, 2004	$198,000,000
April 25, 2004	181,322,000
July 25, 2004	163,348,000
October 25, 2004	145,036,000
January 25, 2005	127,219,000
April 25, 2005	110,877,000
July 25, 2005	94,762,000
October 25, 2005	80,101,000
January 25, 2006	66,058,000
April 25, 2006	52,625,000
July 25, 2006	39,747,000
October 25, 2006	27,253,000
January 25, 2007	15,231,000
April 25, 2007	3,778,000
July 25, 2007	0

Schedule II

Date	Principal
July 25, 2007	194,900,000
October 25, 2007	181,500,000
January 25, 2008	164,600,000
April 25, 2008	148,000,000
July 25, 2008	132,100,000
October 25, 2008	116,400,000
January 25, 2009	101,000,000
April 25, 2009	85,800,000
July 25, 2009	70,900,000
October 25, 2009	56,400,000
January 25, 2010	42,000,000
April 25, 2010	28,200,000
July 25, 2010	15,100,000
October 25, 2010	2,000,000
January 25, 2011	—